                                                                   EXHIBIT 10.22

                            UNIT PURCHASE AGREEMENT

                         DATED AS OF OCTOBER 21, 1999


                                     AMONG


                        CHOICE ONE COMMUNICATIONS INC.,

                         ATLANTIC CONNECTIONS, L.L.C.,

                         ACL TELECOMMUNICATIONS, LTD.,

                                 PAUL CISSEL,

                              ANTONIO LOPEZ, JR.

                                      AND

                     NORTH ATLANTIC VENTURE FUND II, L.P.

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
 1.1. Definitions.                                                                           1

2.  Purchase and Sale of the Units, the Warrant and the Convertible Debenture;
    Payment of Debt.......................................................................   5

  2.1.  Purchase and Sale of the Units....................................................   5
  2.2.  Purchase Price....................................................................   6
  2.3.  Preliminary Payment of the Purchase Price.........................................   6
  2.4.  Escrow of the Holdback Amount.....................................................   6
  2.5.  Payment Regarding Consulting Revenues.............................................   6
  2.6.  Determination of the Purchase Price...............................................   7
  2.7.  Closing Payment Adjustment........................................................   8
  2.8.  Additional Consideration..........................................................   9
  2.9.  Minority Unit Holders Representative..............................................  11

3.  Closing...............................................................................  11

4.  Documents To Be Delivered at the Closing..............................................  11
  4.1.  Documents To Be Delivered to the Buyer by the Company and the Sellers.............  11
  4.2.  Documents To Be Delivered to the Company and the Sellers by the Buyer.............  13

5.  Representations and Warranties by the Company, the Subsidiary and the Founders........  14
  5.1.  Ownership; Transfer of the Units..................................................  14
  5.2.  Authority.........................................................................  14
  5.3.  Approvals.........................................................................  15
  5.4.  Transaction Costs and Expenses....................................................  15
  5.5.  Organization, Etc.................................................................  15
  5.6.  Units.............................................................................  16
  5.7.  No Subsidiaries, Etc..............................................................  16
  5.8.  Financial Statements..............................................................  17
  5.9.  Absence of Certain Changes........................................................  17
 5.10.  Tax Returns, Taxes................................................................  18
 5.11.  Non-Contravention.................................................................  19
 5.12.  Title to and Condition of the Assets of the Company...............................  19
 5.13.  Litigation........................................................................  20
 5.14.  Employee Benefit Plans and Other Arrangements.....................................  21
 5.15.  Contracts.........................................................................  22
 5.16.  Insurance.........................................................................  23
 5.17.  Trademarks, Etc...................................................................  23
 5.18.  Transactions with Interested Persons..............................................  24
 5.19.  Compliance with Laws, Etc.........................................................  24
 5.20.  No Undisclosed Liabilities, Etc...................................................  24
 5.21.  Environmental Matters.............................................................  25

                                     -i-

 5.22.  Governmental Authorizations and Regulations.......................................  26
 5.23.  Accounting Practices..............................................................  26
 5.24.  Minute Books......................................................................  26
 5.25.  Employee Matters..................................................................  26
 5.26.  Year 2000 Compliance..............................................................  27
 5.27.  Banks; Powers of Attorney.........................................................  27
 5.28.  Accuracy of Information Furnished.................................................  27
 5.29.  Representations and Warranties by NAV.............................................  27

6.  Representations and Warranties of the Buyer to the Company and the Seller.............  28
  6.1.  Authority for Agreements..........................................................  28
  6.2.  Buyer's Non-Contravention.........................................................  29
  6.3.  Buyer's Approvals.................................................................  29
  6.4.  Transaction Costs and Expenses....................................................  29
  6.5.  Investment Purpose; Experience....................................................  29
  6.6.  Litigation........................................................................  30
  6.7.  Organization, Etc.................................................................  30
  6.8.  Accuracy of Information Furnished.................................................  30

7.  Covenants of the Company and the Sellers..............................................  30
  7.1.  Access, Information and Documents.................................................  30
  7.2.  Conduct of Business Pending Closing...............................................  31
  7.3.  Consents and Approvals............................................................  32
  7.4.  Confidential Material.............................................................  32
  7.5.  Employment Contracts..............................................................  33
  7.6.  Liability for Federal, State and Local Taxes......................................  33
  7.7.  Allocation of Purchase Price and Earned Amount; Final Company Tax Returns.........  33
  7.8.  Claims Experience.................................................................  34
  7.9.  Employment and Employee Benefits..................................................  34
 7.10.  Further Assurances................................................................  34

8.  Covenants of the Buyer................................................................  34
  8.1.  Confidential Information..........................................................  35
  8.2.  Consents and Approvals............................................................  35
  8.3.  Employment and Employee Benefits..................................................  35
  8.4.  Further Assurances................................................................  36
  8.5.  Purchase Price and Earned Amount Allocation Schedule; Final Company Tax Returns...  36

9.  Conditions Precedent to the Sellers' Obligations......................................  36
  9.1.  The Buyer's Performance...........................................................  36
  9.2.  Consents and Approvals............................................................  37
  9.3.  No Legal Impediment...............................................................  37
  9.4.  Unit Holders Consent..............................................................  37

10.  Conditions Precedent to the Buyer's Obligations......................................  37

 10.1.  The Company's, the Subsidiary's and the Sellers' Performance......................  37
 10.2.  Consents and Approvals............................................................  37
 10.3.  Physical Properties...............................................................  38
 10.4.  Bank Consent......................................................................  38
 10.5.  No Legal Impediment...............................................................  38
 10.6.  Consent of Sellers' Accountants Regarding Registration Statement..................  38
 10.7.  Minority Unit Holders Representative Agreement....................................  38
 10.8.  Termination of Prior Employment Agreements........................................  38

11. Termination...........................................................................  38
 11.1.  Termination by the Buyer..........................................................  38
 11.2.  Termination by the Company or the Seller..........................................  39
 11.3.  Effect of Termination.............................................................  39

12. Indemnification.......................................................................  39
 12.1.  Indemnification of the Buyer and the Company......................................  39
 12.2.  Indemnification of the Sellers....................................................  40
 12.3.  Limitation on Indemnification.....................................................  40
 12.4.  Set-Off Right of Buyer............................................................  41
 12.5.  Indemnification Claims Procedure..................................................  41
 12.6.  Survival of Representations, Warranties, Covenants and Indemnification............  42
 12.7.  Sellers' Waiver of Subrogation and Indemnification Claims.........................  42
 12.8.  General Waiver of Claims by Sellers...............................................  42
 12.9.  Exclusive Remedy..................................................................  42

13. Miscellaneous.........................................................................  43
 13.1.  Entire Agreement; Amendments; Waivers.............................................  43
 13.2.  Counterparts......................................................................  43
 13.3.  Successors and Assigns............................................................  43
 13.4.  Governing Law; Consent to Jurisdiction of Venue...................................  43
 13.5.  Notices...........................................................................  44
 13.6.  Expenses..........................................................................  45
 13.7.  Headings; Form of Words...........................................................  45
 13.8.  Severability......................................................................  45

EXHIBITS
--------

Exhibit A           Escrow Agreement
Exhibit B           Customer Retention Guidelines
Exhibit C           Retained Employees List
Exhibit D           Employment Agreement
Exhibit E           Non-competition Agreement
Exhibit F-1         Opinion of Counsel for the Company and the Subsidiary
Exhibit F-2         Opinion of Counsel for NAV
Exhibit G           Unit Holders Representative Agreement

SCHEDULES
---------

Schedule 1.1(r)     Debt
Schedule 2.3(a)     List of Sellers, Units and Warrant Owned, and Percentage
                    Interest
                    In Payment Amounts
Schedule 2.5        Consulting Services Customers
Schedule 2.5A       Bell Atlantic and Other Disputed Accounts
Schedule 5.3        Approvals
Schedule 5.4        Transaction Fees
Schedule 5.5        Organization
Schedule 5.9        Absence of Certain Changes
Schedule 5.10       Tax Returns Taxes
Schedule 5.11       Non-Contravention
Schedule 5.12       Title to and Condition of the Assets of the Company
Schedule 5.13       Litigation
Schedule 5.14       Employee Benefit Plans and Other Arrangements
Schedule 5.15       Contracts
Schedule 5.16       Insurance
Schedule 5.17       Trademarks, etc.
Schedule 5.18       Transactions with Interested Persons'
Schedule 5.19       Compliance with Laws, Etc.
Schedule 5.20       No Undisclosed Liabilities, Etc.
Schedule 5.22       Government Authority
Schedule 5.25       Employees
Schedule 5.26       Year 2000
Schedule 5.27       Powers of Attorney
Schedule 6.2        Purchaser's Non-Contravention
Schedule 6.3        Purchaser's Approvals and Regulations
Schedule 6.4        Transaction Costs and Expenses

                            UNIT PURCHASE AGREEMENT
                            -----------------------

     THIS UNIT PURCHASE AGREEMENT (this "Agreement") is dated as of the 21st day of October, 1999 by and among Choice One Communications Inc., a Delaware corporation ("Choice One"), Atlantic Connections, L.L.C., a Massachusetts limited liability company (the "Company"), ACL Telecommunications, Ltd., a New Hampshire corporation (the "Subsidiary"), Paul Cissel ("Cissel"), an individual residing at 212 Chestnut Street, North Andover, MA 01848, Antonio Lopez, Jr. ("Lopez"), an individual residing at 51 Ayer Street, Methuen, MA 01844, and North Atlantic Venture Fund II, L.P. ("NAV"), a Delaware limited partnership. Cissel and Lopez are hereafter referred to collectively as the "Founders."

     WHEREAS, the Founders and other holders of units and options to purchase units of the Company listed on Schedule 2.3(a) hereto (the "Minority Unit Holders"; and collectively with the Founders and NAV, the "Sellers") are members of the Company who own an aggregate of 100% of the units of the Company and all outstanding options to purchase units of the Company;

     WHEREAS, NAV is the holder of a certain Warrant Certificate dated September 8, 1998 (the "Warrant") to purchase 10,000 units of the Company and a 12% Convertible Subordinated Debenture dated September 8, 1998 in the principal amount of $100,000 (the "Convertible Debenture") which is convertible into units of the Company representing up to 15% of the fully diluted ownership of the Company, each as more particularly described on Schedule 2.3(a) hereto;

     WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Company; and

     WHEREAS, Choice One, directly or through its designees (the "Buyer"), desires to purchase, and the Sellers desire to sell and cause to be sold to the Buyer, 100% of the membership units of the Company, outstanding options, the Warrant and the Convertible Debenture, all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, as a condition to the purchase of the units of the Company, outstanding options, the Warrant and the Convertible Debenture, the Buyer will pay and discharge the obligations of the Company under the 12% Amortizing Subordinated Debenture in the face amount of $1,400,000 issued by the Company to NAV on September 8, 1998 (the "Amortizing Debenture") and other outstanding indebtedness of the Company and the Subsidiary, all upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises, the respective covenants, agreements, representations, and warranties of the parties herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.1. Definitions. As used in this Agreement, terms defined in the
               -----------
preamble of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below.

          (a)  "Accounts Receivable" means the accounts receivable of the
                -------------------
Company and the-Subsidiary on a consolidated basis aged less than ninety (90) days resulting from sales of telecommunications services or equipment in the ordinary course of business, net of bad debt reserves determined in accordance with GAAP.

          (b)  "Accounts Payable" means the accounts payable (exclusive of Debt)
                ----------------
of the Company and the Subsidiary on a consolidated basis determined in accordance with generally accepted accounting principles consistently applied.

          (c)  "Adjustment Amount" means the difference between (i) the sum of
                -----------------
Cash plus Accounts Receivable, minus (ii) the Accounts Payable .

          (d)  "Applicable Consulting Period" shall have the meaning set forth
                ----------------------------
in Section 2.5 hereof.

          (e)  "Buyer's Accountants" means Arthur Anderson or any other "big
                -------------------
five" accounting firm designated by the Buyer.

          (f)  "Cash" means the cash and cash equivalents of the Company and the
                ----
Subsidiary on a consolidated basis determined in accordance with GAAP consistently applied.

          (g)  "Charter Documents" means the Operating Agreement of the Company
                -----------------
and the Certificate of Incorporation and Bylaws of the Subsidiary.

          (h)  "Claims Certificate" means the certificate required under
                ------------------
Section 7.8 hereof.

          (i)  "Closing" means the closing of the purchase and sale of the
                -------
Units and the Warrant, and the payment and discharge of the Debenture.

          (j)  "Closing Date" means the date and time of the Closing.
                ------------

          (k)  "Closing Date Balance Sheet" shall have the meaning set forth
                --------------------------
in Section 2.6 hereof.

          (l)  "Closing Statement" shall have the meaning set forth in Section
                -----------------
2.6 hereof.

          (m)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (n)  "Confidential Material" shall have the meaning set forth in
                ---------------------
Section 7.4 hereof.

          (o)  "Consulting Customers" shall have the meaning set forth in
                --------------------
Section 2.5 hereof.

          (p)  "Consulting Fee Amount" shall have the meaning set forth in
                ---------------------
Section 2.5 hereof.

          (q)  "Contracts" shall have the meaning set forth in Section 5.15
                ---------
hereof.

          (r)  "Debt" means all debts, short term and long term obligations,
                ----
and other amounts payable by the Company and the Subsidiary except trade payables, determined in accordance with generally accepted accounting principles consistently applied, as set forth on Schedule 1.1(r) hereto, including without limitation, the amounts payable to NAV under the Amortizing Debenture.

          (s)  "Debt Amount" means the aggregate amount of the Debt as of the
                -----------
date hereof as set forth on Schedule 1.1(n) hereto, plus additional interest thereon accruing from and after the date hereof to the Closing Date, minus payments thereof made after the date hereof to the Closing Date.

          (t)  "Damages" shall have the meaning set forth in Section 6.1
                -------
hereof.

          (u)  "Earned Amount" shall have the meaning set forth in Section 2.8
                -------------
hereof.

          (v)  "Earned Amount Date" shall have the meaning set forth in Section
                ------------------
2.8 hereof.

          (w)  "Earned Amount Notice" shall have the meaning set forth in
                --------------------
Section 2.8 hereof.

          (x)  "Employment Contract" shall have the meaning set forth in
                -------------------
Section 4.1(j) hereof.

          (y)  "ERISA" means the Employee Retirement Income Security Act of
                -----
1974, as amended.

          (z)  "ERISA Plan" shall have the meaning set forth in Section 4.14(a).
                ----------

          (aa) "Escrow Agent" shall have the meaning set forth in Section 2.4.
                ------------

          (bb) "Escrow Agreement" means the escrow agreement described in
                ----------------
Section 2.4 substantially in the form attached hereto as Exhibit A to be executed by each party.

          (cc) "Financial Statement Date" means June 30, 1999.
                ------------------------

          (dd) "GAAP" means generally accepted accounting principles.
                ----

          (ee) "Governmental Entity" means any court, administrative agency,
                -------------------
commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign.

          (ff) "Holdback Amount" means an amount equal to Ten Percent (10%) of
                ---------------
the sum of (i) the Preliminary Purchase Price plus (ii) the Debt Amount.

          (gg) "Intellectual Property" shall have the meaning set forth in
                ---------------------
Section 5.17.

          (hh) "Knowledge of the Company" and "Knowledge of the Subsidiary"
                ----------------------------------------------------------
shall mean the actual knowledge of Cissel and Lopez.

          (ii) "Liens" means any liens, pledges, charges, claims, restrictions
                -----
on transfer, mortgages, security interests or other encumbrances of any sort.

          (jj) "Unit Holders Representative Agreement" shall have the meaning
                -------------------------------------
set forth in Section 2.9 hereof.

          (kk) "Minority Unit Holders Representative" shall have the meaning
                ------------------------------------
set forth in Section 2.9 hereof.

          (ll) "NAV Documents" shall have the meaning set forth in Section 5.29
                -------------
 hereof.

          (mm) "Non-Competition Agreements" shall have the meaning set forth in
                --------------------------
 Section 4.1(g).

          (nn) "Objections to Earned Amount" shall have the meaning set forth
                ---------------------------
in Section 2.8 hereof.

          (oo) "Option Termination Agreements" shall have the meaning set forth
                -----------------------------
in Section 4.1 hereof.

          (pp) "Preliminary Purchase Price" shall have the meaning set forth in
                --------------------------
Section 2.3 hereof .

          (qq) "Purchase Price and Earned Amount Allocation Schedule" shall
                ----------------------------------------------------
have the meaning set forth in Section 8.5 hereof.

          (rr) "Purchase Price" shall have the meaning set forth in Section 2.2.
                --------------

          (ss) "Qualified Consulting Customers" shall have the meaning set
                ------------------------------
forth in Section 2.5 hereof.

          (tt) "Qualified Shares" means fully paid and non-assessable shares
                ----------------
of common stock of Choice One which have been registered under the Securities Act and are freely tradable without restriction on resale under state or federal securities laws, or under any document or instrument binding on Choice One.

          (uu) "Revenues" shall mean the billed revenues of the Company and the
                --------
Subsidiary determined in accordance with generally accepted accounting principles consistently applied, but excluding amounts billed or collected by the Company with respect to federal excise taxes, non-recurring items, extraordinary items, deposits by users, excise taxes, late fees, consulting fees, intercompany revenue and items similar to the foregoing exclusions.

          (vv) "Securities Act" means the Securities Act of 1933, as amended.
                ------------------------------------------------

          (ww) "Sellers' Accountants" shall have the meaning set forth in
                --------------------
Section 2.6.

          (xx) "Sellers' Transaction Costs" means the costs of Sellers incurred
                --------------------------
in connection with the transactions contemplated by this Agreement, including attorneys' and accountants' fees and the fees of Gagan Bennett & Co., brokers for the Sellers, as certified to the Buyer by the Founders on the Closing Date.

          (yy) "Statement of Objections" shall have the meaning set forth in
                -----------------------
Section 26 hereof.

          (zz) "Taxes" shall have the meaning set forth in Section 5.10.
                -----
          (aaa)"Transferring Employees" shall have the meaning set forth in
                ----------------------
Section 7.8.

          (bbb)"Units" shall have the meaning set forth in Section 2.1.
                -----
     2.  Purchase and Sale of the Units, the Warrant and the Convertible
         ---------------------------------------------------------------
Debenture; Payment of Debt.
--------------------------

          2.1.  Purchase and Sale of the Units
                ------------------------------
     (a) The Buyer will purchase and accept delivery from the Founders and the Minority Unit Holders at the Closing, and the Founders will sell, assign, transfer, and deliver and cause the Minority Unit Holders to sell, assign, transfer and deliver to the Buyer 75,000 units of the Company, (including all outstanding options to purchase units of the Company on an as converted basis) constituting 100% of the ownership interests and rights (except as provided in the Warrant and the Convertible Debenture) to acquire ownership interests in the Company, on a fully diluted basis (collectively, the "Units"), free and clear of all liens, claims, charges, restrictions, equities, rights, options, adverse interests, litigation, and encumbrances of any kind.

     (b) The Buyer will purchase and accept delivery from NAV, and NAV will sell, assign, transfer and deliver to the Buyer, the Warrant and the Convertible Debenture, free and clear of all liens, claims, charges, restrictions, equities, rights, Warrant, options, adverse interest, litigation, and encumbrances of any kind.

     (c) The Buyer will pay and discharge the Debt. Upon payment of amounts due thereunder in accordance with its terms, NAV will deliver the Amortizing Debenture to the Buyer marked "paid in full," free and clear of all liens, claims, charges, restrictions, equities, rights, options, adverse interests, litigation and encumbrances of any kind.

          2.2. Purchase Price. The purchase price for the Units, the Warrant and
               --------------
the Convertible Debenture shall be an amount (the "Purchase Price") equal to the Revenues for the period from August 1, 1999 through October 31, 1999 multiplied by four (4), minus the amount of the Debt as of the Closing Date and either (i) plus the Adjustment Amount as of the Closing Date if it is a positive amount or
(ii) minus the Adjustment Amount as of the Closing Date if it is a negative amount. The Purchase Price shall be allocated among the Sellers in accordance with their respective interests in the Company as set forth on Schedule 2.3(a) hereto, which with respect to the Warrant and the Convertible Debenture shall be determined on an as converted basis.

          2.3. Preliminary Payment of the Purchase Price.  At the Closing, the
               -----------------------------------------
Buyer will pay the Sellers by wire transfer or cashier's checks, as determined by the Buyer in its discretion, an aggregate amount (the "Closing Payment Amount") equal to the Preliminary Purchase Price (as hereinafter defined) minus the Holdback Amount, minus the Sellers' Transaction Costs. The Buyer shall pay each Seller a percentage of the Closing Payment Amount equal to the percentage interest of each Seller therein as set forth in Schedule 2.3(a) hereto; provided that the amount paid to any option holder set forth on Schedule 2.3(a) hereto shall be reduced by the amount of any option exercise price not paid to the Company by such option holder (the "Unpaid Option Exercise Price"). The aggregate amount of the Unpaid Option Exercise Price shall be paid to all the Sellers in accordance with their respective percentage interests in the Company as set forth in Schedule 2.3(a) hereto. The Buyer shall also pay, on behalf of the Sellers, the Sellers' Transaction Costs.

     (b) The term "Preliminary Purchase Price" means an amount equal to the Revenues for the period from August 1, 1999 through September 30, 1999 multiplied by six (6), minus the amount of the Debt as of the Closing Date and
                       -----
either (i) plus the Adjustment Amount as of the Closing Date if it is a positive
           ----
amount or (ii) minus the Adjustment Amount as of the Closing Date if it is a
               -----
negative amount, as agreed upon prior to the Closing by Cissel and Steve Dubnik, Chief Executive Officer of Choice One.

          2.4. Escrow of the Holdback Amount. On the Closing Date, the Buyer
               -----------------------------
shall pay the Holdback Amount to Key Bank as escrow agent or other escrow agent agreed upon by Choice One and the Founders (together with any successors in such capacity, the "Escrow Agent"), which amount shall be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement in the form of Exhibit A hereto (the "Escrow Agreement").
---------

          2.5. Payment Regarding Consulting Revenues.  During the period from
               -------------------------------------
August 1, 1999 through October 31, 1999 (the "Applicable Consulting Period"), the Company and the Subsidiary have rendered or will render consulting services to Bright Horizons and those customers identified on Schedule 2.5 hereto (the "Consulting Customers"). The Buyer shall pay the Sellers, pro rata in accordance with their percentage interests in the Company as set forth on Schedule 2.3(a) hereto, an amount (the "Consulting Fee Amount") equal to the consulting fees billed to all Qualified Consulting Customers (as hereinafter defined) by the Company and the Subsidiary during the Applicable Consulting Period, multiplied
                                                                    ----------
by four (4). The term "Qualified

Consulting Customers" means Bright Horizons and those other Consulting Customers that enter into service contracts with Choice One on or before December 31, 1999 providing for (i) services for a minimum period of one (1) year and (ii) fees in an amount for the first year that are greater than or equal to the consulting fees paid by that Consulting Customer to the Company and the Subsidiary during the Applicable Consulting Period, multiplied by four (4).
                                  ----------

          The Consulting Fee Amount shall be determined as provided in Section
2.6 hereof and payable as provided in Section 2.7 hereof.

          2.5A. Disputed Accounts.  Schedule 2.5A hereto sets forth the name
                -----------------
and estimated amount of disputed payments made by and amounts billed to the Company and the Subsidiary by Bell Atlantic and other vendors listed thereon (the "Applicable Vendors"). All amounts received during the one (1) year period from and after the Closing Date from the Applicable Vendors with respect to disputed payments made and amounts billed to the Company and the Subsidiary for periods prior to the Closing Date shall be divided equally between (i) the Buyer and (ii) the Sellers. The Buyer shall pay the Sellers the amount to which they are entitled under this Section 2.5A, pro-rata in accordance with their percentage interests in the Company as set forth on Schedule 2.3(a) hereto, within thirty (30) days after the first anniversary of the Closing Date.

          2.6. Determination of the Purchase Price.  The Sellers (at their sole
               -----------------------------------
cost and expense) shall, within sixty (60) days after the Closing Date, cause Ernst & Young LLP or other independent "big 5" accounting firm acceptable to the Buyer (the "Sellers' Accountants") to perform an audit as of the Closing Date of the balance sheet of the Company and the Subsidiary on a consolidated basis in accordance with GAAP, and within such period deliver to the Buyer (i) the resulting audited balance sheet (the "Closing Date Balance Sheet") together with the unqualified opinion of Sellers' Accountants and (ii) a statement (the "Closing Statement") setting forth, in reasonable detail, the calculation of the Purchase Price and the Consulting Fee Amount and stating that the Purchase Price and the Consulting Fee Amount have been determined in accordance with this Agreement. If, in the determination of the Purchase Price, there is any conflict between GAAP and consistency with the past practices of the Company and the Subsidiary, it is understood and agreed by the parties hereto that GAAP shall be applied and shall control all determinations. The costs and expenses of Seller's Accountants shall be paid by the Buyer.

          Within thirty (30) days after receiving the Closing Date Balance Sheet and the Closing Statement, the Buyer shall deliver to the Sellers a statement (the "Statement of Objections") describing their objections thereto, if any, and setting forth in reasonable detail each amount objected to, the amount proposed as an adjustment thereto and the basis for such adjustments. If the Buyer does not deliver a Statement of Objections as provided above, it shall be deemed to have accepted the Closing Statement and the calculation of the Purchase Price and the Consulting Fee Amount therein, which shall be final and binding on the parties hereto and the Minority Unit Holders. If the Buyer delivers a Statement of Objections as provided above, the Buyer and the Sellers together shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within twenty (20) days after the date of delivery of the

Statement of Objections as to all amounts in dispute, any remaining objections shall be resolved by arbitration in accordance with the rules then in effect of the American Arbitration Association by three arbitrators, all of whom shall be certified public accountants with any of the "big five" public accounting firms which are not currently engaged by any of the parties hereto, appointed pursuant to such rules. The arbitration shall be held in Boston, Massachusetts and shall involve a reasonable amount of discovery according to limits to be established by the arbitrators. The determination of such arbitrators shall be final and binding upon the parties.

          During the preparation of the Closing Date Balance Sheet and the Closing Statement and the efforts to resolve any disputes related thereto, the Buyer shall cause the Company to provide the Sellers' Accountants and the arbitrators full access to all work papers, schedules and relevant books and records of the Company. All fees and expenses of the arbitrators and of the American Arbitration Association shall be divided between the Buyer and the Sellers in proportion to the decision of the arbitrators with respect to the amount in dispute. For example, if the amount in dispute under the Statement of Objections involves an assertion by the Buyer that the Purchase Price is $100,000 too high, and the arbitrators determine that the Purchase Price is $25,000 too high, then the Sellers, pro rata in accordance with their respective percentage interests in the Company as set forth in Schedule 2.3(a) hereto, shall be responsible for paying 25% of such fees and expenses and the Buyer shall be responsible for paying 75% of such fees and expenses.

          2.7. Closing Payment Adjustment.  If the Purchase Price determined in
               --------------------------
accordance with Section 2.6 is greater than the Closing Payment Amount, then (i) the Escrow Agent shall pay to the Sellers, in accordance with the Escrow Agreement, the amount of such difference up to the Holdback Amount and (ii) if the amount of such difference is in excess of the Holdback Amount, the Buyer shall pay to the Sellers, in accordance with their percentage interests as set forth on Schedule 2.3(a) hereto, such excess amount.

          If the Purchase Price determined in accordance with Section 2.6 is less than or equal to the Closing Payment Amount, (i) the Escrow Agent shall pay the Holdback Amount to the Buyer and (ii) if the difference between the Purchase Price and the Closing Payment Amount exceeds the Holdback Amount, the Buyer shall be entitled to deduct the amount of such excess from payments of the Consulting Fee Amount, and the Earned Amount which would otherwise be payable to the Sellers in accordance with Section 2.8 below.

          The Consulting Fee Amount, if any, and all other amounts payable by either the Escrow Agent or the Buyer pursuant to this Section 2.7 shall be paid to the Seller in accordance with their percentage interests as set forth on
Schedule 2.3(a) hereto within five (5) business days after the final determination of the Purchase Price pursuant to Section 2.6 hereof.

          2.8. Additional Consideration.  In addition to the Purchase Price, an
               ------------------------
amount of up to an additional twenty-five percent (25%) of the sum of (i) the Purchase Price plus (ii) the amount of the Debt as of the Closing Date shall be paid by the Buyer to the Sellers in proportion to their percentage interests in the Company as set forth on Schedule 2.3(a) hereto, pursuant to the sliding scale shown on the table below upon the satisfaction of the obligations set forth in the table below (the "Earned Amount"). The Buyer will determine whether all or any portion of the Earned Amount will be paid in the form of cash or Qualified Shares. The obligations which must be met prior to the payment of the Earned Amount shall be the satisfaction of five performance criteria, each of which will make up 20% of the Earned Amount. The determinations of percent payout for each category will be made as of the date which is twelve (12) months after the Closing Date (the "Earned Amount Date"). The five performance criteria are:

          (a) Retention of existing customers of the Company and the Subsidiary as provided in the table below, computed using the methodology set forth on Exhibit B;
                            ---------

          (b) Conversion of existing resold local lines of the Company and the Subsidiary to the Choice One network as provided in the table below;

          (c) The sale by the Company and the Subsidiary on net facilities based lines, excluding total service resale lines, to existing customers of the Company and the Subsidiary which are sold, installed, and billing at the Earned Amount Date as provided in the table below;

          (d) The continuous employment of Paul Cissel in the role of the regional Vice President for the New England region in accordance with the Employment Contract through the Earned Amount Date except in the event of termination of his employment by Choice One without "Cause" (as such term is defined in the Employment Contract) or in the event of his death; and

          (e) The continuous employment through the Earned Amount Date as provided in the table below of those management and other employees and consultants of the Company whose names are set forth on Exhibit C hereto (unless terminated by the Buyer without
                        ---------
               cause).

                                                          CATEGORY
-------------------------------------------------------------------------------------------------------------------
                                                                                                       Employees
                               Retention        Conversions/1/       New Lines/2/      Cissel          Departures

-------------------------------------------------------------------------------------------------------------------
                      100%          *91.00%            *1800           *2000              Stay                      3

Completion             80%            **91% but*      **1800 but*     **2000 but*         Stay                      4
of Percent                           88.25%             1687            1875
Payout for             60%         **88.25% but       **1687 but*     **1875 but*         Stay                      5
Each                                *85.50%             1575            1750
Category

                       40%         **85.50% but       **1575 but*     **1750 but*         Stay                      6
                                    *82.75%             1462            1625
                       20%         **82.75% but       **1462 but*     **1625 but*         Stay           Not applicable
                                    *80.00%             1350            1500
Total of               25%               5%                5%              5%                5%                     5%
Earned
Amount
-------------------------------------------------------------------------------------------------------------------

* = greater than or equal to

** = less than

     Within twenty (20) days after the Earned Amount Date, the Buyer shall give a notice (the "Earned Amount Notice") to the Sellers, in reasonable detail, setting forth the calculation of the Earned Amount and stating the manner in which it intends to pay the Earned Amount.

     Within twenty (20) days after receiving the Earned Amount Notice, the Sellers shall deliver to the Buyer a statement (the "Objections to Earned Amount") describing their objections thereto and setting forth in reasonable detail each amount objected to, the amount proposed as an adjustment thereto and the basis for such adjustments. If the Sellers do not deliver the Objections to Earned Amount as provided above, they shall be deemed to have accepted the Earned Amount as set forth in the Earned Amount Notice, which shall be final and binding on them. If the Sellers deliver the Objections to Earned Amount as provided above, the Buyer and the Sellers together shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within twenty (20) days after the date of delivery of the Objections to Earned Amount as to all amounts in dispute, any remaining objections shall be resolved by arbitration in accordance with the rules then in effect of the American Arbitration Association by three arbitrators, all of whom shall be certified public accountants with any of the "big five" public accounting firms which are not currently engaged by any of the parties hereto, appointed pursuant to such rules. The arbitration shall be held in Boston, Massachusetts and shall involve a reasonable amount of discovery according to limits to be established by the arbitrators. The determination of such arbitrators shall be final and binding upon the parties.

__________________________
1 If the aggregate number of conversions plus new lines is 4,500 or more, then the entire Earned Amount with respect to "Conversions" and "New Lines" shall be deemed earned.

2 Expressed as a percentage of the sum of the Purchase Price plus the amount of the Debt as of the Closing Date.

     During the review by the Sellers of the Earned Amount Notice and the efforts to resolve any disputes related thereto, the Buyer shall cause the Company to provide the Sellers and their representatives, and the arbitrators with reasonable access to all relevant information of the Company. All fees and expenses of the arbitrators and of the American Arbitration Association shall be divided between the Buyers and the Sellers in proportion to the decision of the arbitrators with respect to the amount in dispute. For example, if the amount in dispute under the Objections to Earned Amount involves an assertion by the Sellers that the Earned Amount is $100,000 too low, and the arbitrators determine that the appropriate adjustment is a $25,000 increase in the Earned Amount, then the Sellers, pro rata in accordance with their respective percentage interests in the Company as set forth in Schedule 2.3(a) hereto, shall be responsible for paying 75% of such fees and expenses and the Buyer shall be responsible for paying 25% of such fees and expenses.

     The Earned Amount shall be paid by the Buyer to the Sellers in accordance with to their percentage interests in the Company as set forth on Schedule 2.3(a) hereto within five (5) business days after the final determination of the Earned Amount. If payment is to be made in both cash and stock, then the cash and stock shall be allocated among the Sellers pro rata in accordance with their percentage interests in the Company as set forth on schedule 2.3(a) hereto.

          2.9. Minority Unit Holders Representative. The Founders will use their
               -------------------------------------
best efforts to cause the Minority Unit Holders to execute and deliver prior to the Closing a Unit Holders Representative Agreement in substantially the form of Exhibit G hereto (the "Unit Holders Representative Agreement"), providing, among other things, for the designation of the Founders, and each of them, as the representatives of the Minority Unit Holders thereunder (the "Minority Unit Holders Representatives").

     3. Closing. The closing of the purchase and sale of the Units, the Warrant
        --------
and the Convertible Debenture (the "Closing") is expected to take place at the offices of Nixon Peabody LLP, 101 Federal, Boston, MA 02110 (or at such other place as the parties may mutually agree) at 10:00 a.m. on November 1, 1999, but no later than December 30, 1999 or at such other time and on such date as the parties may mutually agree. The date and time of the Closing are referred to herein as the "Closing Date."

     4. Documents To Be Delivered at the Closing.
        -----------------------------------------
          4.1.  Documents To Be Delivered to the Buyer by the Company and the
                -------------------------------------------------------------
                Sellers. At the Closing, the Company and the Sellers will
                --------
deliver to the Buyer:

          (a) Against receipt of the payment of the Closing Payment Amount, (i) the Founders will deliver and cause to be delivered to the Buyer certificates or assignments for 100% of the Units and (ii) NAV will deliver to the Buyer certificates or assignments for the Warrant and the Convertible Debenture, all in accordance with the requirements of Section 2.1 hereof, which certificates or assignments will be duly endorsed in blank or accompanied by unit or other transfer powers duly executed in blank, in proper form for transfer;

          (b) Against receipt from the Buyer of payment of the principal amount and accrued interest thereunder, NAV will deliver to the Buyer the Amortizing Debenture as provided in Section 2.1 hereof, which shall be marked "paid in full" and otherwise in proper form for cancellation;

          (c) A Unit Holders Representative Agreement duly executed by each of the Minority Unit Holders;

          (d) A certificate, in form and substance reasonably acceptable to the Buyer, executed by the President of the Company, and attested to by the Secretary of the Company, dated the Closing Date, and certifying that: (i) attached thereto is a true and complete copy of the Charter Documents of the Company and the Subsidiary, as in effect on the Closing Date; (ii) attached thereto is a true and complete copy of resolutions duly adopted by the Board of Managers of the Company and the Board of Directors of the Subsidiary authorizing the execution, delivery, and performance of this Agreement; and (iii) such resolutions have not been modified, rescinded, or amended and are in full force and effect;

          (e) A certificate, in form and substance reasonably acceptable to the Buyer, executed by the President of the Company and the Subsidiary, dated the Closing Date, certifying as to the accuracy of the representations and warranties of the Company and the Subsidiary at and as of the Closing and the performance by the Company and the Subsidiary of their respective covenants and agreements to be performed prior to the Closing Date;

          (f) A certificate, in form and substance reasonably acceptable to the Buyer, executed by each of the Founders, by the Minority Unit Holders or on behalf of them by the Minority Unit Holders Representative, and by the general partner of NAV, dated the Closing Date, certifying as to the accuracy of their respective representations and warranties at and as of the Closing and the performance of their respective agreements to be performed prior to the Closing Date;

          (g) Resignations of all of managers, directors and officers of the Company provided, however, that such resignation shall not terminate the existing employment agreement with Craig Tefft;

          (h) All contracts, books, records, and other data of the Company and the Subsidiary relating to their operations, including the Company's minute and unit books and the Subsidiary's minute and stock record books;

          (i) An Employment Agreement substantially in the form attached hereto as Exhibit D executed by Cissel (the "Employment Contract");
   ---------

          (j) A Non-Solicitation and Non-Competition Agreement substantially in the form attached hereto as Exhibit E (the "Non-Competition Agreement") executed
                            ---------
by Lopez.

          (k) A certificate of good standing of the Company and the Subsidiary from the Secretary of State of the state of organization of the Company and the Subsidiary, and a certificate from the Secretary of each jurisdiction in which the Company and the Subsidiary owns or leases real property or otherwise does business evidencing the authorization of the Company and the Subsidiary to conduct business as a foreign entity in such State, dated not earlier than ten (10) days prior to the Closing Date;

          (l) Executed agreements in form and substance satisfactory to the Buyer and the holders of all unexercised Company options, signed by the holders of all unexercised Company options, rights or other interests to purchase or otherwise acquire units of the Company terminating such options, rights or other interests, or other evidence satisfactory to the Buyer of the exercise of such options, rights or other interests;

          (m) The Escrow Agreement executed by the Sellers;

          (n) The opinion of counsel for the Company and the Subsidiary in substantially the form attached hereto as Exhibit F-1;
                                          -----------

          (o) The opinion of counsel for NAV in substantially the form attached hereto as Exhibit F-2;

          (p) The list of employees and employee remuneration referred to in
Section 5.25 of this Agreement;

          (q) The description of material claims experience of the Company and the Subsidiary as provided in Section 7.8 of this Agreement;

          (r) An estoppel certificate from the Company's and the Subsidiary's current landlords with respect to property leased in Massachusetts in the form approved by the Buyer's counsel (it being understood and agreed that the Company and Subsidiary shall be required to use reasonable efforts to obtain an estoppel certificate with respect to the lease for New Hampshire;

          (s) Counsel shall have an agreement executed by Cissel in form and substance satisfactory to the Buyer by which Cissel terminates all existing employment agreements and arrangements between Cissel and the Company and between Cissel and the Subsidiary; and

          (t) Such other certificates and documents as the Buyer or its counsel may reasonably request.

          4.2. Documents To Be Delivered to the Company and the Sellers by the
               ---------------------------------------------------------------
               Buyer. At the Closing, the Buyer will deliver to the Company and
               ------
the Sellers the following:

          (a) Against receipt of certificates for the Units, the Warrant and the Convertible Debenture in accordance with Section 4.1(a) above, payment of the Closing Payment Amount to the Sellers in accordance with Section 2.3 hereof;

          (b) A certificate, in form and substance reasonably acceptable to the Sellers, executed by the President of the Buyer, and attested to by the Secretary of the Buyer, dated the

Closing Date, certifying as to the accuracy of the Buyer's representations and warranties at and as of the Closing;

          (c) The Escrow Agreement executed by the Buyer;

          (d) The Employment Contract executed by Choice One;

          (e) Release or termination of the personal guarantee by Cissel of Debt to Citizens Bank; and

          (f) Such other certificates and documents as the Founders, NAV, the Minority Unit Holders Representative, or their counsel may reasonably request.

     5. Representations and Warranties by the Company, the Subsidiary and
        -----------------------------------------------------------------
the Founders. Each of the Company, the Subsidiary and the Founders, jointly and
-------------
severally, represent and warrant to the Buyer that, as of the date of this Agreement and (except as otherwise stated herein) as of the Closing Date:

          5.1.  Ownership; Transfer of the Units. The Units, the Warrant, the
                ---------------------------------
Convertible Debenture and the Amortizing Debenture have been duly authorized and validly issued and are fully paid and non-assessable. The Founders own the Units set forth after their names on Schedule 2.3(a) hereto free and clear of all liens, claims, charges, restrictions, equities, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. The Founders have the right, power, and authority to sell all of the Units as provided herein, and upon such sale, the Buyer will receive good and valid title to all of the Units, subject to no liens, claims, charges, restrictions, equities, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. The certificates or assignments for the Units will be, when delivered to the Buyer, duly endorsed in blank or accompanied by unit powers duly executed in blank, in proper form for transfer.

          5.2.  Authority. Each of the Company, the Subsidiary and the Founders
                ----------
has the power and authority to execute and deliver this Agreement and the other agreements and documents to be executed and delivered by each of them as contemplated by this Agreement (all such agreements and documents, together with the agreements and documents to be executed and delivered by NAV and the Minority Unit Holders, are hereinafter referred to as the "Transaction Documents" regardless of which party is required to execute or deliver any such agreement or document) to which it or he is a party and to carry out its or his obligations hereunder and thereunder, as the case may be. The execution, delivery, and performance of this Agreement and each of the Transaction Documents to which the Company, the Subsidiary or the Founders are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board Managers of the Company, and the Board of Directors of the Subsidiary and no other proceeding on the part of the Company, the Subsidiary or any of the Founders is necessary to authorize the execution and delivery of this Agreement or any of the Transaction Documents to which the Company, the Subsidiary or the Founders are a party or the performance by the Company, the Subsidiary or the Founders of any of the transactions contemplated hereby or thereby. This Agreement and each of the Transaction Documents to which the Company, the

Subsidiary or the Founders are a party, have been duly executed and delivered on behalf of the Company, the Subsidiary and the Founders and when executed and delivered by all required parties thereto, will be a legal, valid, and binding obligation of the Company, the Subsidiary and the Founders enforceable against the Company, the Subsidiary and the Founders in accordance with their respective terms.

          5.3.  Approvals. No consent, approval, order, or authorization of, or
                ----------
registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents, by the Company, the Subsidiary or the Founders, or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 5.3 hereto, no consent of any third party is necessary to
         ------------
permit the consummation of the transactions contemplated hereby or thereby.

          5.4.  Transaction Costs and Expenses. Except as set forth in Schedule
                -------------------------------                        --------
5.4 hereto, all negotiations relating to this Agreement and the Transaction
---
Documents, and the transactions contemplated hereby and thereby, have been carried on by the Company and the Sellers without the of any person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fees or agency fees. The Sellers, and not the Company or the Subsidiary, shall be responsible for the payment of all of their respective costs and expenses incurred in connection with the transactions contemplated in this Agreement including, without limitation, attorneys fees. The Sellers, pro-rata in accordance with their percentage interests in the Company as set forth on Schedule 2.3(a) hereto, shall be responsible for the payment of all costs and expenses incurred by the Company and the Subsidiary in connection with the transactions contemplated by this Agreement including, without limitation, attorneys fees, fees of the Seller's Accountants (except as otherwise specifically provided in Section 2.6 hereof) and amounts payable to Gagan Bennett & Co. All such costs and expenses paid or payable by the Company or the Subsidiary at the Closing shall reduce the Closing Payment Amount.

          5.5.  Organization, Etc.
                ------------------

          (a) The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. The Company has delivered to the Buyer complete and correct copies of the Company's Charter Documents and all amendments thereto. The Company is duly qualified or licensed to do business and is in good standing as a foreign limited liability company in the jurisdictions set forth in Schedule 5.5 hereto. The Company is
                                          ------------
not required to be qualified or licensed to do business as a foreign limited liability company in any other jurisdiction except such jurisdictions, if any, in which the failure to be so qualified or licensed will not have a material adverse effect on its financial condition, the conduct of its business or the ownership, lease or use of any of its properties or assets.

          (b) The Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Hampshire, and has all requisite power and authority to own or lease and to operate its properties and to carry on its business as now being conducted. The Subsidiary has delivered to the Buyer complete and correct copies of the Subsidiary's Charter Documents and all amendments thereto. The Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in Schedule 5.5 hereto. The Subsidiary is not required to be qualified or
   ------------
licensed to do business as a foreign corporation in any other jurisdiction except such jurisdictions, if any, in which the failure to be so qualified or licensed will not have a material adverse effect on its financial condition, the conduct of its business or the ownership, lease or use of any of its properties or assets.

          5.6.  Units. (a) The Company's authorized units consists of 100,000
                ------
units; (b) the only issued and outstanding units as of the date hereof of the Company are 71,000 units which are owned beneficially and of record by the Founders and certain other persons listed on Schedule 2.3(a) hereto; (c) there are no outstanding subscriptions, options, conversion rights, Warrant or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating the Company to issue, deliver, sell, or cause to be issued, delivered or sold, any additional units of the Company or any other ownership interests therein, or obligating the Company to grant, extend, or enter into any such agreement or commitment except (i) options of the Minority Unit Holders to purchase 4,000 units, (ii) the Warrant of NAV to purchase 10,000 units and (iii) the Convertible Debenture of NAV convertible into 15,000 units of the Company; and (d) there are no rights of first refusal, preemptive rights, or other similar agreements obligating the Company to offer any units or any other ownership interests therein to any person, except as set forth in the Operating Agreement of the Company (which rights the Sellers hereby waive).

          5.7.  No Subsidiaries, Etc. (a) Except for the Subsidiary, the Company
                ---------------------
does not own, directly or indirectly, shares of units or other ownership interests of any other corporation or other entity and is not a partner in any partnership or a participant in any joint venture. The Company does not own, directly or indirectly, any equity interest in any corporation, limited liability company, partnership, joint venture, or other person; (b) the Subsidiary's authorized shares of Common Stock consist of 300 shares of Common Stock; (c) the only issued and outstanding shares of the Subsidiary are 300 shares of Common Stock, all of which are owned beneficially and of record by the Company; (d) there are no outstanding subscriptions, options, conversion rights, Warrant, or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating the Subsidiary to issue, deliver, sell, or cause to be issued, delivered, or sold, any additional stock of the Subsidiary or any other ownership interests therein, or obligating the Subsidiary to grant, extend, or enter into any such agreement or commitment; and (e) there are no rights of first refusal, preemptive rights, or other similar agreements obligating the Subsidiary to offer any units or any other ownership interests therein to any person.

          5.8.  Financial Statements. The Company (a) has delivered to the Buyer
                ---------------------
complete and correct copies of the unaudited financial statements of the Company and the Subsidiary on a consolidated basis for the fiscal year ended December 31, 1998, and (b) has delivered to the Buyer the unaudited financial statements of the Company and the Subsidiary on a consolidated basis for the six (6) month period ended June 30, 1999. All such financial statements have been and will be prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the financial condition of the Company and the Subsidiary on a consolidated basis at the dates indicated and the results of operations for the periods indicated.

          5.9.  Absence of Certain Changes. Except to the extent specifically
                ---------------------------
set forth in reasonable detail on Schedule 5.9 hereto, since the Financial
                                  ------------
Statement Date, there has been no material adverse change in the assets, liabilities, properties, business, or prospects of the Company or the Subsidiary, and neither the Company nor the Subsidiary have:

          (a) issued or sold any units, shares, notes, bonds, or other securities, or any rights or options to purchase the same, or entered into any agreement with respect thereto;

          (b) declared, set aside, or made any dividend or other distribution on units or shares, or redeemed, purchased, or acquired any units or shares thereof, or entered into any agreement in respect of the foregoing;

          (c)     amended its Charter Documents;

          (d) (i) purchased, sold, assigned, or transferred any material tangible or intangible assets or property (including cash and cash equivalents) other than in the ordinary course of business; (ii) mortgaged, pledged, granted, or suffered to exist any lien or other encumbrance or charge on any material tangible or intangible assets or properties, except for liens for taxes not yet due; or (iii) waived any rights of material value or canceled any material debts or claims;

          (e) incurred any material obligation or liability (absolute or contingent), except current liabilities and obligations incurred in the ordinary course of business, or paid any material liability or obligation (absolute or contingent) other than current liabilities and obligations incurred in the ordinary course of business;

          (f) granted any increase in compensation or benefits to any employee, agent or consultant of the Company or the Subsidiary which exceeds ten percent (10%) of the current annual compensation and benefits of such employee, agent or consultant or exceeds $5,000, whichever is less;

          (g) incurred any damage, destruction, or similar loss, whether or not covered by insurance, materially affecting the businesses or properties of the Company or Subsidiary;

          (h) entered into any transaction other than in the ordinary course of business;

          (i) suffered any strike or other labor trouble materially and adversely affecting its business, operations, or prospects;

          (j) made or permitted any material amendment or termination of any material contract, agreement, or license to which it is a party other than in the ordinary course of business;

          (k) made any change in its accounting methods or practices with respect to its condition, operations, business, properties, assets, or liabilities;

          (l) abandoned or disposed of any material trade secret, trademark, tradename, trademark application, tradename application, or any other intellectual property; or

          (m) suffered any loss of employees or customers that materially and adversely affects its business, operations, or prospects.

          5.10. Tax Returns, Taxes. The Company and the Subsidiary have filed
                -------------------
with the appropriate governmental agencies all tax returns and reports, including but not limited to reports of income taxes, withholding and employment taxes, sales and use taxes, property, payroll, ad valorem and other taxes, assessments, fees, levies or governmental charges (collectively, "Taxes"), required to be filed in connection with or affecting the Company or the Subsidiary or the operation of the Company or the Subsidiary and their business, and has paid the Taxes shown on their returns or otherwise assessed, levied and due and payable by the Company or the Subsidiary, including related penalties and or interest, to the extent that such Taxes, penalties and/or interest have become due. There is no question to the Knowledge of the Company, the Subsidiary or the Founders relating to any such return or report that, if determined adversely to the Company or the Subsidiary, would result in the assertion of any deficiency for any tax or interest or penalties in connection therewith. Except to the extent specifically set forth in reasonable detail on Schedule 5.10,
                                                             -------------
neither the Internal Revenue Service nor any other taxing authority or agency is now asserting or, to the Knowledge of the Company, the Subsidiary and the Founders, is threatening to assert, against the Company or the Subsidiary any deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith. Neither the Company nor the Subsidiary has been granted any waiver of any statute of limitation with respect to, or been granted any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax. The liabilities for Taxes reflected in the balance sheet of the Company and the Subsidiary as of December 31, 1998 and June 30, 1999 (and on any balance sheet furnished by the Company, the Subsidiary or the Founders (if any) delivered prior to the Closing, for periods subsequent to June 30, 1999), are adequate to cover all Taxes due and payable or accruable (including interest and penalties, if any, thereon), except for de minimis exceptions only. True copies of all federal, state, county, local and foreign income tax returns of the Company and the Subsidiary for the year ended December 31, 1998 have been delivered by the Company, the Subsidiary and the Founders to the Buyer. The Company has duly elected to be treated as a partnership for tax purposes. The Subsidiary is treated as a "C" corporation for tax purposes.

          5.11. Non-Contravention. Except as set forth in Schedule 5.11 hereto,
                ------------------                        -------------
the execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not
(a) violate any provision of the Charter Documents of the Company or the Subsidiary; (b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any material obligation under, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which the

Company or the Subsidiary is a party or by which it is bound; (c) result in the creation or imposition of any material lien, charge, pledge, security interest, or other encumbrance upon any property of the Company or the Subsidiary; or (d) to the Knowledge of the Company, the Subsidiary or the Founders, violate or conflict with any other material restriction or any law, ordinance, or rule to which any of the Company, the Subsidiary or the Founders or any property of the Company or the Subsidiary is subject.

          5.12. Title to and Condition of the Assets of the Company.
                ----------------------------------------------------

          (a) The Company and the Subsidiary have good and marketable title to all assets owned by each of them free and clear of all mortgages, liens, charges, encumbrances, easements, security interests, or title imperfections,
(i) except to the extent specifically  set forth in reasonable detail on
Schedule 5.12 hereto, and (ii) except mechanics', carriers', workmen's, and
-------------
other similar liens, rights of way, encumbrances, conditions, building or use restrictions, and other limitations of any kind that are not substantial in amount and do not and could not reasonably be expected to materially detract from the value of, or materially interfere with the use of, any of the property subject thereto. The assets reflected in the financial statements of the Company and the Subsidiary as of the Financial Statement Date referred to in
Section 5.8 hereof constitute all of the tangible assets and properties that the Company and the Subsidiary own, use, or hold in connection with their business, and the conduct of such business as a going concern and, except for additions or dispositions in the ordinary course of business, include all tangible properties and assets used in such business as being conducted. The facilities, machinery, furniture, office, and other equipment of the Company and the Subsidiary that are used in its business are in good operating condition and repair, subject only to the ordinary wear and tear of that business, and to the Knowledge of the Company, the Subsidiary and the Founders neither the Company nor the Subsidiary nor any property or asset owned or leased by either of them is in violation of any applicable ordinance, regulation, or building, zoning, environmental or other law in respect thereof, the violation of which will have a material adverse effect on the financial condition, the conduct of the business or the ownership or use of any of the properties or assets of the Company or the Subsidiary.

          (b)   Schedule 5.12 hereto sets forth all personal property leased by
                -------------
the Company and the Subsidiary and all real estate leased by the Company or the Subsidiary and specifies, in the case of real estate, the location of each property, the name of the owner or the names of the lessor and the lessee. Neither the Company nor the Subsidiary owns real property. The Company has delivered to the Buyer a copy of each lease by which the Company and the Subsidiary acquired its interest in the personal property and real estate described in Schedule 5.12 hereto, all of which documents are true and complete
             -------------
copies thereof as in effect on the date hereof. Neither the Company nor the Subsidiary has received any written notice from any governmental agency, board, bureau, body, department, or authority of any United States or foreign jurisdiction, which materially restricts the use of any of the real estate described in Schedule 5.12 hereto. Except as set forth in Schedule 5.12 hereto,
             -------------                                 -------------
there is no easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule 5.12 hereto which would have a material adverse effect on the
   -------------
Company's or the Subsidiary's use of such real estate. Each lease pursuant to which the

Company or the Subsidiary leases any real or personal property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any material default by the Company or the Subsidiary, or any event that with notice or lapse of time or both would constitute such a material default by the Company or the Subsidiary. To the Knowledge of the Company, the Subsidiary and the Founders, there is not under any such lease any material default by any other party thereto or any event that with notice or lapse of time or both would constitute such a material default thereunder by such party.

          5.13. Litigation.
                -----------

          (a)   Except as set forth in reasonable detail on Schedule 5.13
                                                            -------------
hereto, there are no actions, suits, proceedings, investigations, or inquiries pending or, to the Knowledge of the Company, the Subsidiary and the Founders, threatened against or affecting the business, operations, financial condition, or prospects of the Company or the Subsidiary at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

          (b) There are no actions, suits, proceedings, investigations, or inquiries pending or, to the Founders' knowledge, threatened against the Sellers at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that reasonably could be expected to have an adverse effect on the Sellers' right or ability to execute and deliver this Agreement and the Transaction Documents or consummate the transactions contemplated hereby or thereby.

          (c) Neither the Company nor the Subsidiary is in default in respect of any judgment, order, writ, injunction, or decree of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.

          (d)   Except as set forth in reasonable detail on Schedule 5.13
                                                            -------------
hereto, there are no actions, suits, proceedings, investigations, or inquiries pending or, to the Knowledge of the Company, the Subsidiary and the Founders, threatened against the Company, the Subsidiary or the Sellers at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that reasonably could be expected to have an adverse effect on the Company's, the Subsidiary's or the Sellers' right or ability to execute and deliver this Agreement or the Transaction Documents or consummate the transactions contemplated hereby or thereby.

          5.14. Employee Benefit Plans and Other Arrangements
                ---------------------------------------------

          (a)   Employee Plans Generally. Except as set forth in Schedule 5.14
                ------------------------                         -------------
hereto, neither the Company nor the Subsidiary maintains, makes any contributions to, nor has it been obligated by law or agreement to establish, maintain, sponsor, or make any contributions to (i) any employee pension benefit plan as described in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder ("ERISA"); (ii) any employee welfare benefit plan as described in Section 3(1) of ERISA, including, without limitation, any arrangement providing for the payment of health benefits to former employees or their beneficiaries; (iii) any formal or informal severance plan or arrangement, including, without limitation, any arrangement providing for payments to be made to any person contingent upon a change of ownership or effective control of the Company or the Subsidiary or ownership of a substantial portion of the assets of the Company or the Subsidiary; or (iv) any other deferred compensation, bonus, stock or unit option, purchase, insurance, or other employee benefit plan, agreement, fund, or arrangement, whether or not set forth in writing, providing benefits of economic value to any employee, former employee, or present or former beneficiary, dependent, or assignee, other than regular salary, wages, or commissions paid substantially concurrently with the performance of the services for which paid (individually or together referred to as "ERISA Plan" or "ERISA Plans").

          (b) Plan Documents.  Prior to the Closing, the Company will have
              --------------
delivered to the Buyer a copy of each instrument constituting each ERISA Plan or a part of each ERISA Plan, as applicable, including without limitation, any informal policy statements or guidelines setting forth provisions of any ERISA Plan. Neither the Company nor the Subsidiary has promised or negotiated any benefit changes which are not reflected in such instruments.

          (c) Compliance with COBRA.  With respect to any Plan that is a group
              ---------------------
health plan within the meaning of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and regulations thereunder ("COBRA"), neither the Company nor the Subsidiary has taken (or failed to take) any action, and, to the knowledge of the Company the Subsidiary and the Founders, no action or event or omission has occurred, that could cause the Company or the Subsidiary to incur any material liability under applicable law on account of a failure to comply with the continuation coverage requirements of COBRA or any applicable state law.

          (d) Contributions and Funding.  Each of the Company and the Subsidiary
              -------------------------
has made (or will make) on a timely basis all contributions or payments required (if any) in respect of each ERISA Plan prior to the Closing Date. Contributions and payments which have accrued under each ERISA Plan, but are not yet due, are fully reflected on the balance sheet of the Company dated as of September 30, 1999 referred to in Section 5.8 hereof.

          (e) Post-Retirement Benefits.  Except to the extent required under
              ------------------------
COBRA, neither the Company nor the Subsidiary has incurred any current or future obligation to provide health or life insurance benefits to employees or former employees with respect to any period which extends beyond retirement or other termination of employment.

          (f) ERISA Title IV Considerations.  Neither the Company nor the
              -----------------------------
Subsidiary, nor any member of the Company's controlled group (within the meaning of Section 4001 of ERISA) has incurred (or reasonably expects to incur) any material liability to the Pension Benefit Guaranty Corporation or any material liability under Title IV of ERISA, and there are no circumstances that might result in the imposition of a lien on any of the assets of the Company or the Subsidiary pursuant to ERISA Sections 302 or 4068 or Section 412 of the Internal Revenue Code of 1986, as amended.

          (g) Multi-employer Plans.  Neither the Company nor the Subsidiary, nor
              --------------------
any member of the Company's controlled group (within the meaning of Section 4001 of ERISA) does now have, or during the last five years has had, any obligation to contribute to, or any other liability or potential liability with respect to, a "multi-employer plan" as that term is defined in Section 3(37) of ERISA or a multiple controlled group plan as described in Sections 4063 and 4064 of ERISA (including, without limitation, any withdrawal liability or plan termination obligations).

          (h)    Filings.  The Company and the Subsidiary have filed in a timely
                 -------
manner all forms, returns and other documents required to be filed with any governmental authority with respect to all ERISA Plans including, without limitation, all Forms 5500.

          5.15.  Contracts.
                 ---------

          (a)    Schedule 5.15 hereto contains a complete and correct list of
                 -------------
all (i) agreements, contracts, and commitments of every type to which the Company or the Subsidiary is a party or by which it or any of its assets is bound as of the date hereof, the terms of which involve payments, receipts or potential liabilities by or of the Company or the Subsidiary of more than $25,000 per year, such agreements include, without limitation, indentures, security agreements, leases of real property, agreements and instruments relating to the borrowing of money or evidencing credit or relating to the purchase or sale of units or other securities, agreements, orders, commitments for capital expenditures, and leases of machinery and equipment and (ii) employment agreements, consulting agreements, license agreements, interconnection agreements, distribution agreements, reseller agreements, contracts with any governmental authority and contracts not made in the ordinary course of business (the "Contracts") .

          (b) The Buyer has been given access to complete and correct copies of all written agreements, contracts, and commitments to which the Company or the Subsidiary is a party or by which it or any of its assets is bound, together with all amendments thereto. Such agreements, contracts, and commitments are in full force and effect, and all parties to such agreements, contracts, and commitments have, in all material respects, performed all obligations required to be performed by them to date, and neither the Company nor the Subsidiary is, and no other party is, in material default thereunder.

          (c) No agreement, contract, or commitment to which the Company or the Subsidiary is a party or by which it or any of its assets is bound purports to limit its freedom to compete in any line of business or with any person or entity. Neither the Company nor the Subsidiary has any outstanding power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

          (d) Neither the Company nor the Subsidiary is a party to any material contract with any governmental authority. Neither the Company nor the Subsidiary is a party to any contract that to the Knowledge of the Company might reasonably be expected to materially and adversely affect its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets, or liabilities. Neither the Company nor the

Subsidiary knows of any bid or contract proposal made by the Company that, if accepted or entered into, might reasonably be expected to result in a loss to the Company.

          5.16. Insurance. The Company and the Subsidiary maintain insurance
                ---------
against risks for any business in which it is engaged, including, without limitation, workers' compensation and comprehensive liability insurance. All of the Company's and the Subsidiary's insurance policies covering such risks are listed on Schedule 5.16 hereto, are in full force and effect, all premiums due
          -------------
thereon have been paid, and to the Knowledge of the Company, the Subsidiary and the Founders, the Company and the Subsidiary have complied in all material respects with the provisions of such policies.

          5.17. Trademarks, Etc. Schedule 5.17 hereto contains a complete and
                ---------------  -------------
accurate list (including registration numbers and dates of filing, renewal, and termination) of all trademarks, patents, tradenames, material trade secrets, material copyrights, service marks, licenses, all registrations and applications for any of the foregoing, and other intellectual property owned by the Company and the Subsidiary or in which the Company or the Subsidiary has an interest (collectively, the "Intellectual Property"). Except as set forth in Schedule
                                                                    --------
5.17 hereto, to the Knowledge of the Company, the Subsidiary and the Founders:
----
(a) all of the Intellectual Property is valid and is owned by the Company or the Subsidiary free and clear of all liens, encumbrances, or claims whatsoever; none of the Company's or the Subsidiary's rights in or use of such Intellectual Property infringes on the rights of others or has been, or is currently being, or threatened to be, challenged; (b) all of the Intellectual Property registrations have been duly issued and have not been canceled, abandoned, or otherwise terminated; (c) all of the Intellectual Property applications have been duly filed with the appropriate authorities; and (d) no consents or approvals of any person are necessary to sell, convey, transfer, assign, and deliver any of the Intellectual Property to the Buyer. Except as set forth in
Schedule 5.17 hereto, to the Knowledge of the Company, the Subsidiary and the
-------------
Founders, the Company and the Subsidiary own or have the right to use all of the Intellectual Property necessary to conduct their operations and business and to the Knowledge of the Company, the Subsidiary and the Founders there is no claim, or any basis of any claim, that the Company or the Subsidiary has infringed any intellectual property of any other person or that any other person has infringed any of the Intellectual Property. Except as set forth in Schedule 5.17 hereto,
                                                         -------------
no third party has been permitted or licensed to use any of the Intellectual Property and no royalties or other fees are payable to any third party with respect to any of the Intellectual Property.

          5.18. Transactions with Interested Persons. Except to the extent
                ------------------------------------
specifically set forth in reasonable detail on Schedule 5.18 hereto and the
                                               -------------
financial statements delivered to the Buyer pursuant to Section 5.8 hereof, neither the Company, the Subsidiary, nor, to the Knowledge of the Company, the Subsidiary, and the Founders, any employee (or family member thereof) of the Company or the Subsidiary, owns, directly or indirectly, on an individual or joint basis, an interest of 5% or more in, or serves as an officer, director, employee, consultant, contractor, or agent, of or to, any competitor or supplier of the Company or the Subsidiary or any person or entity who or that has a contract or arrangement with the Company or the Subsidiary.

          5.19. Compliance with Laws, Etc. Except as set forth in Schedule 5.19,
                -------------------------
the Company and the Subsidiary have complied with and are in compliance with all federal, state, local, and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders, or decrees applicable to them or any of their properties, assets, operations, and business the failure of which to so comply would have a material adverse effect on the properties, operations, business, financial condition, or prospects of the Company or the Subsidiary, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, permit, judgment, order, or decree except such defaults or violations, if any, that in the aggregate do not and will not materially and adversely affect the properties, operations, business, financial condition, or prospects of the Company or the Subsidiary.

          5.20. No Undisclosed Liabilities, Etc. Except for the transactions
                -------------------------------
contemplated by this Agreement and as set forth in Schedule 5.20 hereto or the
                                                   -------------
balance sheet of the Company as at the Financial Statement Date referred to in
Section 5.8 hereof:

          (a) Neither the Company nor the Subsidiary has incurred any material liability or obligation (absolute, accrued, contingent, or otherwise) of any nature (other than liabilities and obligations incurred in the ordinary course of business) that would properly be reflected or reserved against in a balance sheet prepared in conformity with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the balance sheet of the Company as at the Financial Statement Date referred to in Section
5.8 hereof; and

          (b) Neither the Company nor the Subsidiary has acquired any material amount of accounts receivable that are uncollectible, and the frequency and amounts of payments received by the Company with respect to the accounts receivable reflected on the balance sheet of the Company as at the Financial Statement Date referred to in Section 5.8 hereof do not, in retrospect, render inadequate the reserve for uncollectible accounts set forth on such balance sheet.

          5.21. Environmental Matters.
                ---------------------

          (a) To the Knowledge of the Company, the Subsidiary and the Founders, no releases or threat of releases of hazardous substances have occurred at, from, in or on any real property owned, leased or operated by the Company or the Subsidiary ("Site"), nor are there any hazardous substances in, on, about or migrating to any Site;

          (b) To the Knowledge of the Company, the Subsidiary and the Founders, no releases or threat of releases of hazardous substances have occurred at, from or in any site at which a hazardous substance generated by or from the Company or the Subsidiary has been disposed of;

          (c) To the Knowledge of the Company, the Subsidiary and the Founders, there are no past or pending environmental claims against the Company or the Subsidiary related to any Site or off-site locations to which the Company or the Subsidiary has shipped hazardous substances. To the Knowledge of the Company, the Subsidiary and the Founders, there has been no violation of or non-compliance with any environmental law or environmental permit by the

Company or the Subsidiary relating to operations of the Company or the Subsidiary or other uses of any Site;

          (d) To the Knowledge of the Company, the Subsidiary and the Founders, there are no facts, circumstances, or conditions that could reasonably be expected to restrict, encumber, or result in the imposition of special conditions under any environmental law or environmental permits with respect to the ownership, occupancy, development, use, or transferability of any Site;

          (e) To the Knowledge of the Company, the Subsidiary and the Founders, there are no underground storage tanks, polychlorinated biphenyl-containing materials, or asbestos-containing materials located at any Site;

          (f) To the Knowledge of the Company, the Subsidiary and the Founders, there are not any and there have not been any environmental conditions at any Site resulting from or arising out of any past activities at such Site created prior to or existing at the Closing Date; and

          (g) To the Knowledge of the Company, the Subsidiary and the Founders, all necessary environmental permits and other permits for all activities related to the past operations and current operations at any Site were obtained. To the Knowledge of the Company, the Subsidiary and the Founders, the Company and the Subsidiary have fully complied and are in full compliance with all environmental laws and environmental permits with respect to activities relating to any Site.

          5.22. Governmental Authorizations and Regulations. Schedule 5.22
                -------------------------------------------  -------------
hereto lists all licenses, franchises, permits, and other governmental authorizations held by the Company and the Subsidiary material to the conduct of their business. Such licenses, franchises, permits, and other governmental authorizations are valid, and neither the Company nor the Subsidiary has received any notice that any governmental authority intends to cancel, terminate, or not renew any such license, franchise, permit, or other governmental authorization. To the Knowledge of the Company, the Subsidiary and the Founders, the Company and the Subsidiary hold all licenses, franchises, permits, and other governmental authorizations the absence of any of which could have a material adverse effect on their business.

          5.23. Accounting Practices. The Company and the Subsidiary make and
                --------------------
keep accurate books and records reflecting their assets and maintain internal accounting controls that provide reasonable assurance that (a) transactions are executed with management's authorization and (b) transactions are recorded as necessary to permit preparation of the Company's and the Subsidiary's financial statements and to maintain accountability for the assets of the Company and the Subsidiary.

          5.24. Minute Books. The Company's and the Subsidiary's minute books
                ------------
contain complete and accurate records of all meetings and other actions of their members, stockholders, Board of Directors, Board of Managers and committees thereof, as the case may be, for periods from and after September 8, 1998.

          5.25. Employee Matters. Schedule 5.25 sets forth a list of the name,
                ----------------  -------------
title and current annual base salary or hourly rate of each person employed by, or who acts as a consultant for, the Company or the Subsidiary on the date hereof, together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the current fiscal year of the Company or the Subsidiary. The Company will furnish an updated copy of such list at the Closing which will reflect any changes in such information occurring between the date hereof and the Closing Date. Neither the Company nor the Subsidiary is in material violation, nor has it been alleged to be in violation, of any of the various provisions of Title VII of the Federal Civil Rights Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, or any other federal or state law dealing with employment discrimination, federal or state wage and hour laws, federal or state income or unemployment and social security tax withholding laws, or occupational safety and health laws and applicable standards and regulations thereunder. Neither the Company nor the Subsidiary is liable for any unpaid wages, vacation pay, bonuses, or commissions, or for any material tax, penalty, assessment, or forfeiture for failure to comply with any employer/employee matter. There are no strikes, lockouts, work stoppages, slowdowns, jurisdictional disputes, material grievances, material arbitration, or organizing activities occurring or threatened with respect to the Company or the Subsidiary. Neither the Company nor the Subsidiary is a party to any collective bargaining agreement, no such agreement determines the terms and conditions of employment of any employee of the Company or the Subsidiary, no collective bargaining agent has been certified as a representative of any of the employees of the Company or the Subsidiary, and no representation campaign or election is now in progress with respect to any of the Company's or the Subsidiary's employees.

          5.26. Year 2000 Compliance. Schedule 5.26 sets forth the Company's
                --------------------  -------------
plan (including an itemized budget and timeline for completion and the status of tasks completed to date as compared against the budget and timeline) to cause the hardware, software, firmware, middleware and other information technology owned or used by the Company and the Subsidiary in their business to accurately receive, provide and process date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations ("Year 2000 Compliant"). To the Knowledge of the Company and the Subsidiary there is no information which causes either of them to believe that the Company and the Subsidiary will not be Year 2000 Compliant in all material respects.

          5.27. Banks; Powers of Attorney. Schedule 5.27 hereto contains a
                -------------------------  -------------
correct and complete list setting forth the name of each bank in which the Company or the Subsidiary has an account or safe deposit box, the account numbers, the names of all persons authorized to draw thereon or to have access thereto, and the names of any person holding a power of attorney from the Company or the Subsidiary.

          5.28. Accuracy of Information Furnished. This Agreement, the
                ---------------------------------
Transaction Documents, and the schedules and exhibits hereto and thereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements

(excluding statements concerning solely the Buyer) herein or therein, in light of the circumstances under which they were made, not misleading.

          5.29. Representations and Warranties by NAV. NAV represents and
                -------------------------------------
warrants to the Buyer that, as of the date of this Agreement and as of the Closing Date:

     (a) NAV owns the Warrant and the Convertible Debenture and holds the Amortizing Debenture free and clear of all liens, claims, charges, restrictions, equities, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. NAV has the right, power and authority to sell and transfer the Warrant, the Convertible Debenture and the Amortizing Debenture as provided herein, and upon such sale, and transfer the Buyer will receive good and valid title to the Warrant, the Convertible Debenture and Amortizing Debenture, subject to no liens, claims, charges, restrictions, equities, encumbrances, pledges, charges, security interests, rights, options, or other adverse interests of any kind. The certificates or assignments for the Warrant, the Convertible Debenture and the Amortizing Debenture will be, when delivered to the Buyer, duly endorsed in blank or accompanied by powers duly executed in blank, in proper form for transfer.

     (b) NAV has the power and authority to execute and deliver this Agreement and the other agreements and documents contemplated by this Agreement to be executed and delivered by it (the "NAV Documents") and to carry out its obligations hereunder and thereunder, as the case may be. The execution, delivery, and performance of this Agreement and each of the NAV Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the general partner of NAV and no other proceeding on the part of NAV is necessary to authorize the execution and delivery of this Agreement or any of the NAV Documents, or the performance by NAV of any of the transactions contemplated hereby or thereby. This Agreement and each of the NAV Documents has been or will be duly executed and delivered on behalf of NAV, and when executed and delivered by all required parties thereto, will be a legal, valid, and binding obligation of NAV, enforceable against it in accordance with its terms.

     (c) No consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery by NAV of this Agreement and the NAV Documents, or the consummation of the transactions contemplated hereby or thereby.

     6. Representations and Warranties of the Buyer to the Company and the
        ------------------------------------------------------------------
Seller.  The Buyer represents and warrants to the Company and the Sellers that,
------
as of the date of this Agreement and (except as otherwise stated herein) as of the Closing Date:

          6.1.  Authority for Agreements. The Buyer has the power and authority
                ------------------------
to execute this Agreement and all of the agreements attached hereto as Exhibits and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Buyer, and no other proceeding on the part of the Buyer is necessary to authorize the execution and delivery of this Agreement or the performance by the Buyer of any of the transactions contemplated hereby. When executed and delivered by the Buyer, this Agreement will be binding upon and enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws, from time to time in effect, affecting creditors' rights generally, and general principles of equity (whether asserted in an action at law or in equity).

          6.2.  Buyer's Non-Contravention. Except as set forth in Schedule 6.2
                -------------------------                         ------------
hereto, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, (a) violate any provision of the Articles of Incorporation or By-laws of the Buyer; (b) violate any material provision of, or result in the breach or the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any material obligation under, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment, or decree to which the Buyer is a party or by which it is bound; (c) result in the creation or imposition of any material lien, charge, pledge, security interest, or other encumbrance upon any property of the Buyer; (d) violate or conflict with any other material restriction or any law, ordinance, or rule to which the Buyer or its property is subject; or (e) result in the default by the Buyer under any material contract to which it is a party.

          6.3.  Buyer's Approvals. Except as set forth on Schedule 6.3 hereto,
                -----------------                         ------------
no consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement and the Transaction Documents by the Buyer or the consummation of the transactions contemplated hereby.

          6.4.  Transaction Costs and Expenses. Except as set forth in Schedule
                ------------------------------                         --------
6.4 hereto, all negotiations relating to this Agreement and the transactions
---
contemplated hereby have been carried on by the Buyer without the intervention of any person or firm in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fees or agency fees. The Buyer shall be responsible for and shall pay all costs and expenses including, without limitation, attorneys fees incurred by the Buyer in connection with the transactions contemplated by this Agreement.

          6.5.  Investment Purpose; Experience. The Buyer is buying the Units
                ------------------------------
and the Warrant for investment only and not with a view to resale in connection with any distribution of the Units or any other units in the Company. The Buyer will not sell or otherwise dispose of the Units or the Warrant (or any underlying units) except in compliance with the Securities Act and all other applicable federal and state securities laws. The Buyer has sufficient knowledge and experience in investing and financial matters so as to be able to evaluate the risks of its investment in the Company. The Buyer is able to bear the risks thereof, including a complete loss of its investment in the Units and the Warrant.

          6.6.  Litigation. There are no actions, suits, proceedings,
                ----------
investigations, or inquiries pending or, to the Buyer's knowledge after due inquiry, threatened against the Buyer at law or in equity in any court or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that reasonably could be expected to have an adverse effect on the Buyer's right or ability to execute and deliver this Agreement or consummate the transactions contemplated hereby or to satisfy its ongoing obligations under this Agreement.

          6.7.  Organization, Etc. Choice One is a corporation duly organized,
                -----------------
validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own or lease and to operate its properties and to carry on its business as now being conducted.

          6.8.  Accuracy of Information Furnished. This Agreement and the
                ---------------------------------
schedules and exhibits hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements (excluding statements concerning solely the Company, the Subsidiary or the Sellers) herein or therein, in light of the circumstances under which they were made, not misleading.

     7.   Covenants of the Company and the Sellers. The Company and the
          ----------------------------------------
Founders, jointly and severally, with respect to all matters set forth below, and NAV, severally, only with respect to those covenants and agreements applicable to NAV, covenant and agree that:

          7.1.  Access, Information and Documents. Pending the Closing, the
                ---------------------------------
Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers, and appraisers) shall have full and complete access during and after normal working hours to any and all of the properties, assets, books, records, and other documents of the Company and the Subsidiary to enable the Buyer to make such examination of the business, properties, assets, books, records, and other documents of the Company and the Subsidiary as the Buyer may determine, and the Company, the Subsidiary and the Founders may furnish to the Buyer such information and copies of such documents and records as the Buyer may reasonably request. As part of such examination, the Buyer may make such inquiries of such persons having business relationships with the Company or the Subsidiary as the Buyer may determine and the Company, the Subsidiary and the Founders will cooperate fully with the Buyer in connection therewith, provided that the Company is given reasonable prior notice of all such persons to which the Buyer intends to make inquiries and the Company consents to such inquiries.

          7.2.  Conduct of Business Pending Closing. From the date hereof until
                -----------------------------------
the Closing, except as consented to by the Buyer in writing or as contemplated by this Agreement:

          (a) Each of the Company and the Subsidiary will maintain itself at all times as a limited liability company and corporation, respectively, duly organized, validly existing, and in good standing, under the laws of the jurisdictions under which it is organized and in which it is doing business as a foreign entity;

          (b) The Company and the Subsidiary will carry on their business and operations substantially in the manner carried on as of the date hereof and neither the Company nor the Subsidiary will engage in any activity or transaction or make any commitment to purchase or spend, other than in the ordinary course of its business as heretofore conducted, or repay any indebtedness (including, but not limited to, operating or capital lease obligations) except in accordance with the scheduled payment terms under the Contracts or as otherwise provided in this Agreement, or enter into any new indebtedness for borrowed money or the deferred purchase of assets or services or any operating or capital lease arrangements;

          (c) The Company will not declare, authorize, or pay any distribution or dividend to its members and neither the Company nor the Subsidiary will redeem, purchase, or otherwise acquire, or agree to redeem, purchase, or otherwise acquire, any units or other securities of the Company or the Subsidiary;

          (d) The Company will not pay or obligate itself to pay any compensation, commission, or bonus to any manager, director, officer, employee, or independent contractor as such, except for the regular compensation and commissions payable to such manager, director, officer, employee, or independent contractor at the rate in effect on the date of this Agreement or otherwise in the ordinary course of business, subject to increases in compensation or benefits made in accordance with Section 5.9(f) of this Agreement;

          (e) The Company and the Subsidiary will continue to carry all of their existing insurance;

          (f) The Company and the Subsidiary will use their best efforts to preserve their business organization intact, to keep available to the Buyer the services of their employees and independent contractors and to preserve for the Buyer their relationships with suppliers, licensees, distributors, and customers and others having business relationships with them;

          (g) The Company and the Subsidiary will not, and will not obligate themselves to, sell or otherwise dispose of or pledge or otherwise encumber any of their properties or assets except in the ordinary course of business, and the Company and the Subsidiary will maintain their facilities, machinery, and equipment in good operating condition and repair, subject only to ordinary wear and tear;

          (h) The Company and the Subsidiary will not enter into any agreement or understanding with any employee, officer, director, manager or member of the Company or the Subsidiary, or any affiliate of any of the foregoing;

          (i) The Company and the Subsidiary shall promptly notify the Buyer of hiring or engaging any new employee, consultant or agent;

          (j) The Company and the Subsidiary will not engage in any activity or transaction other than in the ordinary course of their business as heretofore conducted; and

          (k) Without limiting the foregoing, the Company and the Subsidiary will consult with the Buyer regarding all significant developments, transactions, and proposals relating to their business prior to taking any action.

          7.3. Consents and Approvals. Each of the Company, the Subsidiary and
               ----------------------
the Sellers will use its or his best efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Company, the Subsidiary or the Sellers in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents to which it or he is a party, and the consummation of the transactions contemplated hereby and thereby.

          7.4. Confidential Material. The Company, the Subsidiary and the
               ---------------------
Founders will, and will instruct all of the other Sellers (including NAV) and their respective employees, representatives, agents, and affiliates to, treat all Confidential Material confidentially and not disclose it or use it for any other purposes except in connection with the transaction contemplated by this Agreement in accordance with its terms; provided, that (a) any Confidential Material may be disclosed to the Company's, the Subsidiary's or the Sellers' agents who (i) need to have access to such information and (ii) are directed by the Company, the Subsidiary or the Sellers to treat such Confidential Material confidentially; (b) any disclosure of Confidential Material may be made with the prior written consent of the Buyer; and (c) Confidential Material may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Material will provide the Buyer with prompt notice of that fact so that the Buyer may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Material" will be defined to mean all information furnished by the Buyer or any of its agents to the Company, the Subsidiary or the Sellers or any of their agents; provided, however, that the term "Confidential Material" will not include information that (x) becomes generally available to the public other than as a result of a disclosure by the Company, the Subsidiary or the Sellers or any of their employees, representatives, agents, or affiliates, or (y) was made available to the Company, the Subsidiary or the Sellers on a non-confidential basis from a source other than the Buyer or any of its agents, provided, that such source is not bound by a confidentiality agreement with the Buyer or any of its agents.

          7.5. Employment Contracts. At the Closing, Cissel shall execute and
               --------------------
deliver the Employment Contract.

          7.6. Liability for Federal, State and Local Taxes. The Sellers
               --------------------------------------------
(including NAV) will be liable for all federal, state, and local taxes resulting from the transactions contemplated by this Agreement, including, but not limited to, all sales, use, and transfer taxes, if any, resulting from this transaction. In addition, the Sellers (including NAV) will be responsible for all federal, state, and local taxes and any interest, penalty, or expenses incurred thereon for all tax years ending prior to the Closing Date and for all business conducted prior to the Closing Date to the extent adequate reserves therefor are not reflected in the applicable financial statements of the Company and the Subsidiary referred to in Section 5.8 hereof. Taxes against which the Buyer and the Company shall be held harmless under the preceding sentence shall include, without limitation, any Taxes the liability for which arises as a result of an audit or other inquiry by any governmental authority prior to or following the Closing Date, and any liability relating to the failure of the Company on or prior to the Closing Date to collect or withhold and pay when due Taxes. The rights of the Buyer under this Section 7.6 shall be in no way diminished by disclosure on any disclosure schedule and shall in no way limit any representation or warranty of the Company , the Subsidiary or any of the Sellers hereunder. For purposes of this Section 7.6, any Taxes with respect to any taxable year or any tax period beginning before the Closing Date and ending after the Closing Date shall be apportioned between the portion of the period ending on the Closing Date and the portion of such period beginning on the date following the Closing Date, on a per diem basis in the case of real and personal property taxes and on the basis of the actual operations of the Company in the case of other Taxes. The foregoing apportionment shall be performed by the Buyer's Accountants (in accordance with the principles of Section 1.1502-76(b)(4) of the United States Treasury Regulations) and such apportionment shall be approved (which approval shall not be unreasonably withheld) by the Sellers.

          7.7. Allocation of Purchase Price and Earned Amount; Final Company Tax
               -----------------------------------------------------------------
Returns.  The Sellers (including NAV) agree that the Purchase Price Allocation
-------
Schedule shall be binding upon them for federal, state and local tax purposes and that such Seller covenants to report all gain or loss and file all tax returns required to filed by such Seller in a manner consistent with Internal Revenue Service Form 8594. The Sellers (including NAV) agree that the Buyer shall be responsible for the preparation and filing of all final tax returns of the Company, and that the Sellers will not file any returns which conflict with the final Company returns filed by the Buyer.

          7.8. Claims Experience. At or prior to the Closing, the Company and
               -----------------
the Founders will prepare and deliver to the Buyer a certificate setting forth in reasonable detail a description of material claims experience of the Company and the Subsidiary during the past three years under all of the insurance policies listed on Schedule 5.16 hereto, including settled and outstanding
                   -------------
claims under all such policies in respect of general liability and workers' compensation claims.

          7.9. Employment and Employee Benefits. The Company has delivered to
               --------------------------------
the Buyer a list of the name, title, and current annual base salary or hourly rate of each person employed by or engaged to render consulting services to the Company or the Subsidiary on September 30, 1999 together with a statement of the full amount and nature of any other remuneration, whether in cash or kind, paid to each such person during the 1999 calendar year. The Company will furnish an updated copy of such list at the Closing which will reflect any changes in such information occurring between the date hereof and the Closing Date. The Company agrees with the Buyer that all individuals who were employees of the Company on the Closing Date will be offered continued employment with the Company, effective immediately after the Closing. Any individuals who accept this offer of employment with the Company will be referred to herein as "Transferring Employees." Except as may be otherwise specifically provided in the Employment Contract, the employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. After the Closing, the Buyer will make available to Transferring Employees such wages and benefits as the Buyer, in its sole business judgment, deems appropriate, subject only to the covenants set forth in Section 8.3 hereof. The Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, vacation, severance, or pension purposes for which adequate reserves have not been made in the financial statements of the Company and the Subsidiary set forth in Section 5.8 hereof); provided, however, that the Buyer specifically agrees that it will be responsible for up to $10,000 of accrued vacation obligations of the Company and the Subsidiary and any accrued vacation pay obligations to Craig Tefft for which reserves have not been made in such financial statements.

          7.10. Further Assurances. The Company, the Subsidiary, and the Sellers
                ------------------
(including NAV) agree to do or cause to be done such further acts and things and deliver or cause to be delivered to the Buyer such additional assignments, agreements, powers, and instruments as the Buyer may reasonably request to carry into effect the purposes of this Agreement and the Transaction Documents or to better assure and confirm unto the Buyer its rights, powers, and remedies hereunder and thereunder.

     8.   Covenants of the Buyer.  The Buyer covenants and agrees that:
          ----------------------

          8.1.  Confidential Information. The Buyer will, and will instruct all
                ------------------------
of its employees, representatives, agents, and affiliates to, treat all Confidential Information confidentially and not disclose or use it except in accordance herewith; provided, that (a) any Confidential Information may be disclosed to the Buyer's agents who (i) need to have access to such information and (ii) are directed by the Buyer to treat such Confidential Information confidentially; (b) any disclosure of Confidential Information may be made with the prior written consent of the Company or the Founders; and (c) Confidential Information may be disclosed without liability hereunder to the extent required by law or by the order or decree of any court or other governmental authority; provided, however, that the party legally compelled to disclose the Confidential Information will provide the Company or the Founders, as appropriate, with prompt notice of that fact so that the Company or the Founders may attempt to obtain a protective order or other appropriate remedy. For purposes of this section, the term "Confidential Information" will be defined to mean all information furnished by the Company, the Subsidiary or the Sellers or any of their agents to the Buyer or any of its agents; provided, however, that the term "Confidential Information" will not include information that (x) becomes generally available to the publ ic other than as a result of a disclosure by the Buyer or any of its employees, representatives, agents, or affiliates, or (y) was made available to the Buyer on a non-confidential basis from a source other than the Company, the Subsidiary or the Sellers or any of their agents, provided that such source is not bound by a confidentiality agreement with the Company, the Subsidiary or any of their agents. The provisions contained in this Section
8.1 will not survive the Closing.

          8.2. Consents and Approvals. The Buyer will use its best efforts to
               ----------------------
obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Buyer in connection with the execution, delivery, and performance of this Agreement, the

Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

          8.3. Employment and Employee Benefits. After the Closing, the Buyer to
               --------------------------------
offer continued employment with the Company or the Subsidiary to all individuals who are employees of the Company or the Subsidiary on the Closing Date. Except as otherwise specifically provided in the Employment Contracts, this employment of Transferring Employees will be "at will" and nothing herein expressed or implied confers upon any such Transferring Employee any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights to employment for a specific period. The Buyer will make available to Transferring Employees such wages and benefits as the Buyer, in its sole business judgment, deems appropriate; provided, however, that it will use its reasonable efforts to provide Transferring Employees with substantially similar working terms and working conditions as they had as employees of the Company or the Subsidiary prior to the Closing. The Buyer will be under no obligation to credit Transferring Employees with past service credit for any purpose (including, without limitation, vacation, severance, or pension purposes for which adequate reserves have not been made in the financial statements of the Company and the Subsidiary set forth in Section 5.8 hereof); provided, however, that the Buyer specifically agrees that it will be responsible for up to $10,000 of accrued vacation obligations of the Company and the Subsidiary and any accrued vacation pay obligations to Craig Tefft for which reserves have not been made in such financial statements.

          8.4. Further Assurances. The Buyer will, at the request of the Sellers
               ------------------
and The Buyer covenants and agrees that: at the Buyer's sole expense, do or cause to be done such further acts and things and deliver to the Sellers such additional instruments and documents and take all such further action as the Sellers may reasonably request in order to carry into effect the purposes of this Agreement and the Transaction Documents or to better assure and confirm unto the Sellers their rights, powers and remedies hereunder and thereunder.

          8.5. Purchase Price and Earned Amount Allocation Schedule; Final
               ------------------------------------------------------------
Company Tax Returns. On or before January 20, 2000, the Buyer will provide the
-------------------
Sellers with a schedule (the "Purchase Price and Earned Amount Allocation Schedule") setting forth the Buyer's allocation of the Purchase Price among the assets of the Company and the Subsidiary. The Buyer will prepare and file all final tax returns for the Company which returns shall require the Minority Unit Holders' Representative's review and approval and such approval shall not be unreasonably withheld by the Minority Unit Holders Representative.

     9.   Conditions Precedent to the Sellers' Obligations. The obligations
          ------------------------------------------------
of the Founders and the Minority Unit Holders to sell the Units and of NAV to transfer the Warrant are subject to the fulfillment prior to or at the Closing of the following conditions:

          9.1. The Buyer's Performance. There will not be any material error,
               -----------------------
The Buyer covenants and agrees that: misstatement, or omission in the representations and warranties made by the Buyer in this Agreement; all representations and warranties by the Buyer contained in this Agreement or in any written statement delivered by the Buyer to the Company, the Subsidiary or the Sellers pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Company and the Sellers waive the same); and the Buyer will have performed and complied in all material respects with all the terms, provisions and conditions of this Agreement to be performed and complied with by the Buyer at or before the Closing.

          9.2. Consents and Approvals. The Company, the Subsidiary and the Buyer
               ----------------------
(and to the extent required, the Sellers) will have obtained all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Company, the Subsidiary, the Buyer, or the Sellers, as the case may be, in connection with the execution, delivery, and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

          9.3. No Legal Impediment. There will be in effect no injunction, writ,
               -------------------
temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

          9.4. Unit Holders Consent.  The Founders shall have received a Unit
               --------------------
Holders Agreement executed by each of the Minority Unit Holders.

     10.  Conditions Precedent to the Buyer's Obligations. The obligation
          -----------------------------------------------
of the Buyer to purchase the Units and the Warrant is subject to the fulfillment prior to or at the Closing of the following conditions:

          10.1. The Company's, the Subsidiary's and the Sellers' Performance.
                ------------------------------------------------------------
There will not be any material error, misstatement, or omission in the representations and warranties made by the Company, the Subsidiary, the Founders, NAV or the Sellers in this Agreement or any other agreement executed and delivered by any of them in accordance with the terms hereof; all representations and warranties by the Company, the Subsidiary, the Founders, NAV and the Sellers contained in this Agreement or in any written statement delivered by the Company, the Subsidiary, the Founders, NAV or the Sellers to the Buyer pursuant to this Agreement will be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of said time (except (a) as contemplated by this Agreement and (b) to the extent, if any, the Buyer may waive the same); and the Company, the Subsidiary, the Founders, NAV and the Sellers will have performed and complied in all material respects with all the terms, provisions, and conditions of this Agreement to be performed and complied with by the Company, the Subsidiary, the Founders, NAV and the Sellers at or before the Closing.

          10.2. Consents and Approvals. The Company, the Subsidiary and the
                ----------------------
Buyer (and to the extent required, the Sellers) will have obtained all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department, or authority or of any other person required to be obtained by the Company, the Subsidiary, the Sellers, or the Buyer, as the case may be, in connection with the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby.

          10.3. Physical Properties. There will have occurred no material damage
                -------------------
to or destruction or loss of (whether or not covered by insurance) any of the Company's facilities, equipment, or other assets.

          10.4. Bank Consent. Choice One shall have received all necessary
                ------------
consents of First Union Bank and other lenders under applicable credit agreements and related financing documents among Choice One, First Union Bank and such lenders, to consummate the transactions contemplated by this Agreement.

          10.5. No Legal Impediment. There will be in effect no injunction,
                -------------------
writ, temporary restraining order, or any order of any nature issued by any court or governmental agency directing that the transactions contemplated by this Agreement not be consummated.

          10.6. Consent of Sellers' Accountants Regarding Registration
                ------------------------------------------------------
Statement. The Seller's Accountants shall have executed and delivered to the
---------
Buyer an agreement in form and substance satisfactory to the Buyer in which the Seller's Accountants consent to the use of the Closing Date Financial Statements and the use of their name in connection therewith in any registration statement filed by the Buyer under the Securities Act.

          10.7. Minority Unit Holders Representative Agreement. The Buyer shall
                ----------------------------------------------
have received a Minority Unit Holders Representative Agreement duly executed by each Minority Unit Holder.

          10.8. Termination of Prior Employment Agreements. The Sellers shall
                ------------------------------------------
have terminated any prior employment agreement between the Company and Cissel.

     11.  Termination. This Agreement may be terminated as follows:
          -----------

          11.1. Termination by the Buyer. The Buyer may, without liability to
                ------------------------
the Company, the Subsidiary or the Sellers, terminate this Agreement by notice to the Company and the Sellers (a) at any time prior to the Closing if there is any material default by the Company, the Subsidiary, the Founders, NAV or the Sellers in the observance or in the due and timely performance of any of the terms hereof to be performed by the Company, the Subsidiary, the Founders, NAV or the Sellers that cannot be cured at or prior to the Closing, (b) at the Closing if any of the conditions precedent to the performance of the Buyer's obligations at the Closing will not have been fulfilled or (c) on or after December 31, 1999 if the Closing has not occurred by that date.

          11.2. Termination by the Company or the Seller. The Company and the
                ----------------------------------------
Sellers may, without liability to the Buyer, terminate this Agreement by notice to the Buyer (a) at any time prior to the Closing if there is any material default by the Buyer in the observance or in the due and timely performance of any of the terms hereof to be performed by the Buyer that cannot be cured at or prior to the Closing, (b) at the Closing if any of the conditions precedent to the performance of the Company's or the Sellers' obligations at the Closing will not have been fulfilled or (c) on or after December 31, 1999 if the Closing has not occurred by that date.

          11.3. Effect of Termination. If this Agreement is terminated, then
                ---------------------
this Agreement, except for Sections 7.4 and 8.1, will no longer be of any force or effect and there will be no liability on the part of any party or its respective directors, officers, or members except, in the case of termination pursuant to Section 11.1(a) or (b) or 11.2(a) or (b) of this Agreement, the aggrieved party or parties may recover from the defaulting party (which in the case of any default by any of the Sellers shall be deemed to be the Company) the amount of legal and other transaction expenses reasonably incurred by such aggrieved party or parties in connection with this Agreement and the transactions contemplated hereby, which amount shall be limited to $125,000 in the aggregate, which the aggrieved party or parties would otherwise have to bear pursuant to Section 13.6 of this Agreement. If this Agreement is terminated, Sections 7.4 and 8.1 will remain in full force and effect, and any party, or its respective directors, officers, agents or representatives, breaching Section 7.4 or Section 8.1 may be held liable for any such breach.

      12.  Indemnification.
           ---------------

          12.1. Indemnification of the Buyer and the Company. From and after the
                --------------------------------------------
Closing Date, the Sellers, jointly and severally, will indemnify, defend, and hold harmless the Buyer and the Company and their respective officers, directors, members, representatives, agents, and affiliates from, against, and in respect of all claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs, and expenses (including interest, penalties, and reasonable accountants', experts', and attorneys' fees and disbursements) (collectively, "Damages"), arising out of, relating to, or resulting from (a) any inaccuracy or breach of any of the written representations or warranties of the Company, the Subsidiary or any of the Sellers made in or pursuant to this Agreement or the Transaction Documents; (b) the breach of any covenant, obligation, or agreement of any of the Sellers to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents; (c) any misrepresentation, or the omission of any material fact (including without limitation those facts required to make the facts otherwise set forth not be misleading), in this Agreement or the Transaction Documents (including all exhibits and schedules hereto and thereto); or (d) the acts or omissions of any of the Company's or the Subsidiary's officers, directors, members, agents, employees or representatives prior to the Closing in connection with the operation of the Company's or the Subsidiary's business other than in the ordinary course of business or in accordance with normal industry practices; provided, that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the gross negligence, willful misconduct, or bad faith of the party to be indemnified; provided, further, that the Sellers will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any misrepresentation or omission, that is not made or is not to be performed by the Company, the Subsidiary or the Sellers.

          12.2. Indemnification of the Sellers. From and after the Closing Date,
                ------------------------------
the Buyer will indemnify, defend, and hold harmless the Sellers and their respective representatives, agents, and affiliates from, against, and in respect of all claims, liabilities, actions, suits, proceedings, assessments, judgments, losses, damages, costs, and expenses (including interest, penalties, and reasonable accountants', experts', and attorneys' fees and disbursements) (collectively, "Damages") arising out of, relating to, or resulting from (a) any material inaccuracy or material breach of any of the written representations or warranties of the Buyer made in or pursuant to this Agreement or the Transaction Documents; (b) the material breach of any covenant, obligation, or agreement of the Buyer to be performed, fulfilled, or complied with pursuant to this Agreement or the Transaction Documents; (c) any material misrepresentation or the omission of any material fact (including without limitation those facts required to make the facts otherwise set forth not be misleading) in this Agreement or the Transaction Documents (including all exhibits and schedules hereto and thereto); or (d) the operation of the business of the Company, the Subsidiary and the Buyer after the Closing, or the acts or omissions of any of the Buyer's officers, directors, members, agents, or representatives after the Closing in connection with the operation of the Company's, the Subsidiary's and the Buyer's business; provided, that no indemnification will be owed hereunder in any case where it is determined that Damages result solely from the gross negligence, willful misconduct, or bad faith of the Sellers or the Company or the Subsidiary (pre-Closing); provided, further, that the Buyer will not be liable for indemnification hereunder in respect of any breach of any warranty, representation, covenant, obligation, or agreement, or any material misrepresentation or omission, that is not made or is not to be performed by the Buyer.

          12.3. Limitation on Indemnification. Notwithstanding anything
                -----------------------------
contained herein to the contrary, no indemnifying party (the "Indemnifying Party") will be obligated to indemnify any other party hereunder pursuant to the terms hereof (the "Indemnified Party") until the amount of Damages suffered by the Indemnified Party exceeds $50,000 in the aggregate (the "Indemnification Threshold"). Once Damages suffered by the Indemnified Party exceed the Indemnification Threshold, however, the Indemnifying Party will be obligated to indemnify the Indemnified Party for all amounts of Damages suffered by such Indemnified Party from dollar one (such that the Indemnification Threshold will not be considered a deductible). The aggregate amount of Damages for which indemnification may be had hereunder shall be limited to the sum of (i) the Holdback Amount, plus (ii) the Earned Amount,plus (iii) the portion of the
                 ----                        ----
Purchase Price paid to Cissel and Lopez. The sole remedy and recourse of the Buyer against the Sellers other than Cissel and Lopez for Damages of the Buyer shall be limited to the Holdback Amount and the Earned Amount and the Buyer's rights of set-off as provided in Section 12.4. Any recourse against Cissel and Lopez will be divided pro rata between them on the basis of their respective percentage interests in the Company as set forth on Schedule 2.3(a) hereto. The liability of each of Cissel and Lopez shall be limited to the amount of the Purchase Price paid to him.

          12.4. Set-Off Right of Buyer. The Buyer shall have the right to
                ----------------------
set-off against the Holdback Amount, the Consulting Fee Amount and the Earned Amount up to the entire amount of Damages suffered by the Buyer for which the Buyer determines in good faith that it is entitled to indemnification from the Company and/or the Sellers pursuant to this Section 12. The

Buyer will not pursue remedies against Cissel or Lopez for the portion of the Purchase Price paid to each of them until it has exhausted its rights of set-off against the Holdback Amount, the Consulting Fee Amount and the Earned Amount.

          12.5. Indemnification Claims Procedure. If an Indemnified Party
                --------------------------------
believes that it is entitled to indemnification hereunder in an amount in excess of the Indemnification Threshold, the Indemnified Party shall give notice thereof (an "Indemnification Notice") to each Indemnifying Party specifying, in reasonable detail the basis for its claim for indemnification. Within fifteen
(15) days after receiving an Indemnification Notice, an Indemnifying Party shall deliver to the Indemnified Party a statement (an "Indemnification Response"), specifying any objections and setting forth in reasonable detail each amount objected to, which such Indemnifying Party has to the claim of the Indemnified Party set forth in the Indemnification Notice. If any Indemnifying Party does not deliver an Indemnification Response as provided above, such Indemnifying Party shall be deemed to have accepted its obligation to indemnify as set forth in the Indemnification Notice. If an Indemnifying Party delivers an Indemnification Response as provided above, such Indemnifying Party and the Indemnified Party shall use reasonable efforts to resolve the dispute, but if they do not reach a final resolution within twenty (20) days after the date of delivery of the Indemnification Response as to all amounts or obligations in dispute, any remaining amounts and obligations in dispute shall be resolved by arbitration in accordance with the rules then in effect of the American Arbitration Association by three arbitrators, appointed pursuant to such rules. The arbitration shall be held in Boston, Massachusetts and shall involve a reasonable amount of discovery according to limits to be established by the arbitrators. The determination of such arbitrators shall be final and binding upon the parties. All fees and expenses of the arbitrators and of the American Arbitration Association shall be divided between the Indemnifying Party and the Indemnified Party in proportion to the decision of the arbitrators with respect to the amount in dispute. For example, if the amount in dispute under the Indemnification Response involves an assertion by the Indemnifying Party that the claim by the Indemnified Party is $100,000 too high, and the arbitrators determine that the appropriate adjustment is a $25,000 decrease in the claim of the Indemnified Party, then the Indemnifying Party shall be responsible for paying 75% of such fees and expenses and the Indemnified Party shall be responsible for paying 25% of such fees and expenses.

          12.6. Survival of Representations, Warranties, Covenants and
                ------------------------------------------------------
Indemnification. The representations and warranties set forth in the this
---------------
agreement will survive the Closing and any investigation at any time made by or on behalf of the Buyer, the Company, or the Sellers, as applicable, for a period of twelve (12) months after the Closing except that all representations and warranties as to (i) ownership and the right to transfer the Units, the Warrant, the Convertible Debenture and the Amortizing Debenture to the Buyer in the manner provided herein shall survive forever and (ii) Taxes shall survive until the date sixty (60) days after the last date on which any claim could be brought by or on behalf of any federal, state or local governmental authority, as applicable, with respect to any Taxes. The covenants set forth herein will survive the Closing. Any claim for indemnification based upon representations or warranties which survive the Closing for a period of twelve (12) months must be made by an Indemnified Party within sixty (60) days after the first anniversary of the Closing Date.

          12.7. Sellers' Waiver of Subrogation and Indemnification Claims.
                ---------------------------------------------------------
Effective at the Closing, each of the Sellers hereby irrevocably waives and releases the Company and the Subsidiary from (a) any claim to or right of subrogation or contribution against the Company or the Subsidiary in respect of any claim for breach of a representation, warranty or covenant made by the Company or the Subsidiary hereunder; and (b) any claim to or right of indemnification against the Company and the Subsidiary arising under their respective Charter Documents or applicable law.

          12.8. General Waiver of Claims by Sellers. If any Seller (or any
                -----------------------------------
family member or other affiliate of any Seller) has any claims, whether known or unknown, against the Company or the Subsidiary arising out of any event occurring or state of facts existing on or prior to the Closing Date, all such claims, whether or not assigned to any third party, are hereby released, discharged and waived, except for (a) if the Seller is an employee or former employee of the Company or the Subsidiary, any amounts payable as compensation or benefits to such employee Seller, as an employee of the Company or the Subsidiary in the ordinary course of business with respect to the current year or as disclosed on the Company's December 31, 1998 balance sheet; and (b) any claims or amounts payable to any Seller by the Company or the Subsidiary pursuant to any of the Transaction Documents.

          12.9. Exclusive Remedy. Buyer's exclusive remedy for any breach of
                ----------------
this Agreement, or claim arising from this Agreement, except for causes of action alleging fraud on the part of any of the Sellers or a breach of Section 7.4, shall be the indemnity provisions of this Section 12.

     13.  Miscellaneous.
          --------------

          13.1. Entire Agreement; Amendments; Waivers. This Agreement,
                -------------------------------------
together with the exhibits and schedules hereto, contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may be amended only by a written instrument signed by the parties hereto. No provision of this Agreement may be waived without a written instrument signed by the waiving party. The failure of any party to insist, in any one or more instances, on performance of any of the terms or conditions of this Agreement will not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant, or condition, but the obligations of the parties with respect thereto will continue in full force and effect.

          13.2.  Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          13.3.  Successors and Assigns. This Agreement will inure to
                 ----------------------
the benefit of, and be binding upon, the parties hereto and their respective executors, heirs, and permissible assigns. Neither this Agreement nor any of the rights or obligations hereunder (or under any document delivered pursuant hereto) may be assigned by a party hereto without the prior written consent of the other parties, except that Choice One may assign this Agreement or any of its obligations hereunder to any direct or indirect subsidiary of Choice One.

          13.4.  Governing Law; Consent to Jurisdiction of Venue. This
                 -----------------------------------------------
Agreement will be construed and enforced in accordance with the laws of the State of New York without giving effect to conflicts of laws principles. Each of the parties hereto irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address as provided in Section 13.5 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York and the Federal Courts of the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          13.5.  Notices. All notices, claims, requests, demands, and
                 -------
other communications hereunder will be in writing and will be duly given if: (a) personally delivered or sent via telecopy or (b) sent by Federal Express or other reputable overnight courier (for next business day delivery), shipping prepaid as follows:

          If to the Buyer, to:

          Choice One Communications Inc.
          100 Chestnut Street
          Rochester, New York 14604
          Telefax:  716.530.2734
          Attention:  Chairman and Chief Executive Officer

          with a copy to:

          James A. Locke, III, Esq.
          Nixon Peabody LLP
          1300 Clinton Square
          Rochester, New York  14604
          Telefax:  716.263.1600

          If to the Company or the Subsidiary to:

          Atlantic Connections, L.L.C.
          212 Chestnut Street
          Andover, Massachusetts  01848
          Attention:  Paul Cissel, President
          Telefax: 978.805.3120

          with a copy to:

          Theodore F. Hanselman, Esq.
          Holland & Knight LLP
          One Beacon Street
          Boston, Massachusetts 02108
          Telefax:  617.523.6850

          If to NAV to:

          North Atlantic Venture Fund II, L.P.
          70 Center Street
          Portland, Maine 04101
          Attention:  David M. Coit
          Telefax:  207.772.3257


          If to the Sellers, to their respective addresses set forth on Schedule
                                                                        --------
2.3(a) hereto:
------

or such other address or addresses as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above. Notices will be deemed given at the time of personal delivery or completed telecopy, or, if sent by Federal Express or other reputable overnight courier one business days after such sending.

          13.6.  Expenses. Except as otherwise expressly provided in this
                 --------
Agreement, each party hereto will bear its own expenses.

          13.7.  Headings; Form of Words. The headings contained in this
                 -----------------------
Agreement (including but not limited to the titles of the schedules and exhibits hereto) have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading will in any way restrict or modify any of the terms or provisions hereof. Terms used in the singular will be read in the plural, and vice versa, and terms used in the masculine gender will be read in the feminine or neuter gender when the context so requires, and vice versa.

          13.8.  Severability. The provisions of this Agreement will be deemed
                 ------------
severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding, and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding, or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding, and enforceable, then such provisions will be stricken from this Agreement, and the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

BUYER:

CHOICE ONE COMMUNICATIONS INC.

By: /s/Steve M. Dubnik
   ______________________________________________________
Name:  Steve M. Dubnik
Title: Chairman and Chief Executive Officer

THE COMPANY:

ATLANTIC CONNECTIONS, L.L.C.

By: /s/Paul Cissel
   ______________________________________________________
Name:  Paul Cissel
Title:  President

THE SUBSIDIARY:

ACL TELECOMMUNICATIONS, LTD.

By: /s/Paul Cissel
   ______________________________________________________
Name:  Paul Cissel
Title:

FOUNDERS:

    /s/Paul Cissel
_________________________________________________________
Paul Cissel

    /s/Antonio Lopez, Jr.
_________________________________________________________
Antonio Lopez, Jr.

NORTH ATLANTIC VENTURE FUND II, L.P.

By:  North Atlantic Investors, L.P., its general partner

By: /s/David Coit
   ______________________________________________________
Name:  David Coit
Title:  General Partner